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UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of
the Securities Exchange Act of 1934 (Amendment No.          )

Filed by the Registrant ☒
Filed by a Party other than the Registrant ☐
Check the appropriate box:
☐	Preliminary Proxy Statement
☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
☒	Definitive Proxy Statement
☐	Definitive Additional Materials
☐	Soliciting Material under §240.14a-12

POLYPORE INTERNATIONAL, INC.
(Name of Registrant as Specified In Its Charter)
N/A
(Name of Person(s) Filing Proxy Statement, if other than the Registrant)
Payment of Filing Fee (Check the appropriate box):
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☐	Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.
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11430 N. Community House Road, Suite 350
Charlotte, North Carolina 28277-1591

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

TIME AND DATE	9:00 AM, Eastern Daylight Time, on May 9, 2012.
PLACE	Ballantyne Business Center, 13850 Ballantyne Corporate Place, Hixon Building, Suite 500, Charlotte, North Carolina 28277-2830
ITEMS OF BUSINESS	• To elect William Dries, Fredrick C. Flynn, Jr., and Michael J. Chesser to Class II of the Board of Directors, each for a term of three years.
• To ratify the appointment of Ernst & Young LLP as our independent registered public accounting firm for the 2012 fiscal year.
• To conduct a non-binding advisory vote to approve named executive officer compensation.
• To transact such other business as may properly come before the 2012 Annual Meeting of Stockholders and any adjournment or postponement of the meeting.
RECORD DATE	You can vote if you were a stockholder of record at the close of business on March 12, 2012.
PROXY VOTING
It is important that your shares be represented and voted at the 2012 Annual Meeting of Stockholders. You can vote your shares by completing and returning your proxy card or, if you are a beneficial owner, in another manner allowed by your broker. See details in the "Questions and Answers About the 2012 Annual Meeting of Stockholders" section under "How do I vote?"

IMPORTANT NOTICE REGARDING THE AVAILABILITY OF PROXY MATERIALS FOR THE
2012 ANNUAL MEETING OF STOCKHOLDERS TO BE HELD ON MAY 9, 2012

This Proxy Statement, the accompanying proxy card and Polypore International, Inc.'s
Annual Report on Form 10-K for the 2011 fiscal year are available at:
http://investor.polypore.net/annual-proxy.cfm

April 9, 2012
Lynn Amos Secretary

i

PROXY STATEMENT

QUESTIONS AND ANSWERS ABOUT THE 2012 ANNUAL MEETING AND VOTING

Why did I receive these proxy materials?

        We are providing these proxy materials in connection with the solicitation by the Board of Directors of Polypore International, Inc., a Delaware corporation ("Polypore" or the "Company"), of proxies to be voted at our 2012 Annual Meeting of Stockholders and at any adjournment or postponement (the "2012 Annual Meeting").

        You are invited to attend the 2012 Annual Meeting on May 9, 2012, beginning at 9:00 AM, Eastern Daylight Time. The 2012 Annual Meeting will be held at the Ballantyne Business Center, 13850 Ballantyne Corporate Place, Hixon Building, Suite 500, Charlotte, North Carolina 28277-2830. See the inside back cover of this Proxy Statement for directions.

        Stockholders will be admitted to the 2012 Annual Meeting beginning at 8:30 AM, Eastern Daylight Time.

        These proxy materials, including this Proxy Statement and the proxy card, are first being mailed to stockholders starting on April 9, 2012.

What do I need to bring with me to the 2012 Annual Meeting?

        You will need to present personal photo identification in order to be admitted to the 2012 Annual Meeting.

        If your shares are held beneficially in the name of a bank, broker or other holder of record and you plan to attend the 2012 Annual Meeting, you must also present proof of your ownership of Polypore common stock as of the record date, such as a bank or brokerage account statement, to be admitted to the 2012 Annual Meeting.

Who is entitled to vote at the 2012 Annual Meeting?

        Holders of Polypore common stock at the close of business on March 12, 2012 are entitled to receive these proxy materials and to vote their shares at the 2012 Annual Meeting. As of that date, there were 46,499,180 shares of common stock outstanding and entitled to vote. Each share of common stock is entitled to one vote on each matter properly brought before the stockholders at the 2012 Annual Meeting.

What is the difference between holding shares as a stockholder of record and as a beneficial owner?

        If your shares are registered directly in your name with Polypore's transfer agent, Continental Stock Transfer & Trust Company, you are considered, with respect to those shares, a "stockholder of record." If you are a stockholder of record, these proxy materials have been sent directly to you by Polypore.

        If your shares are held in a stock brokerage account or by a bank or other holder of record, you are considered the "beneficial owner" of shares held in street name. In that case, these proxy materials have been forwarded to you by your broker, bank or other holder of record who is considered, with respect to those shares, the stockholder of record. As the beneficial owner, you have the right to direct your broker, bank or other holder of record on how to vote your shares by using the voting instruction card included in the mailing or by following their instructions for voting by telephone or on the Internet, if available.

How do I vote?

        You may vote using any of the following methods:

        By Mail.    Be sure to complete, sign and date the proxy card or voting instruction card and return it in the prepaid envelope. If you are a stockholder of record and you return your signed proxy card but do not indicate your voting preferences, the persons named in the proxy card will vote the shares represented by that proxy as recommended by the Board of Directors of the Company (the "Board").

        By Telephone or on the Internet.    Telephone and Internet voting may be available for beneficial owners depending on the voting processes of your broker, bank or other holder of record. Therefore, we recommend that you follow the voting instructions in the materials you receive. If you vote by telephone or on the Internet, you do not have to return your proxy card or voting instruction card.

        In Person at the 2012 Annual Meeting.    All stockholders as of the record date may vote in person at the 2012 Annual Meeting. You may also be represented by another person at the 2012 Annual Meeting by executing a proper proxy designating that person. If you are a beneficial owner of shares, you must obtain a legal proxy from your broker, bank or other holder of record and present it to the inspectors of election with your ballot to be able to vote at the 2012 Annual Meeting.

        Your vote is important. You can save us the expense of a second mailing by voting promptly.

What can I do if I change my mind after I vote my shares?

        If you are a stockholder of record, you can revoke your proxy before your shares are voted at the 2012 Annual Meeting by:

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  Written notice to the Secretary of the Company received prior to the date of the 2012 Annual Meeting;

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  Timely delivery of a valid, later-dated proxy; or

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  Voting by ballot at the 2012 Annual Meeting.

        If you are a beneficial owner of shares, you may submit new voting instructions by contacting your bank, broker or other holder of record. You may also vote in person at the 2012 Annual Meeting if you obtain a legal proxy as described in the answer to the previous question.

        All shares that have been properly voted and not revoked will count as voted at the 2012 Annual Meeting.

What is "householding" and how does it affect me?

        We have adopted a procedure approved by the Securities and Exchange Commission (the "SEC") called "householding." Under this procedure, stockholders of record who have the same address and last name and do not participate in electronic delivery of proxy materials receive only one copy of our proxy materials, unless one or more of these stockholders notify us that they wish to continue receiving individual copies. This procedure reduces our printing costs and postage fees. Stockholders who participate in householding continue to receive separate proxy cards.

        If you are eligible for householding, but you and other stockholders of record with whom you share an address currently receive multiple copies of our proxy materials, or if you hold stock in more than one account, and in either case you wish to receive only a single copy of each of these documents for your household, please contact our transfer agent, Continental Stock Transfer & Trust Company (in writing: 17 Battery Place, New York, New York 10004; by telephone: 212-509-4000).

        If you participate in householding and wish to receive a separate copy of these proxy materials, or if you do not wish to participate in householding and prefer to receive separate copies of these documents in the future, please contact our transfer agent as indicated above.

        Beneficial owners can request information about householding from their banks, brokers or other holders of record.

Is there a list of stockholders entitled to vote at the 2012 Annual Meeting?

        The names of stockholders of record entitled to vote at the 2012 Annual Meeting will be available for inspection at the 2012 Annual Meeting and for ten days prior to the 2012 Annual Meeting for any purpose germane to the meeting, between the hours of 9:00 AM and 4:00 PM, Eastern Daylight Time, at our principal executive offices at 11430 N. Community House Road, Suite 350, Charlotte, North Carolina 28277-1591, by contacting the Secretary of the Company.

What are the voting requirements to elect the directors and to approve each of the proposals discussed in this Proxy Statement?

        The presence of the holders of a majority of the outstanding shares of common stock entitled to vote at the 2012 Annual Meeting, present in person or represented by proxy, is necessary to constitute a quorum. Abstentions and "uninstructed shares" that are voted by the holder of record are counted as present and entitled to vote for purposes of determining a quorum. An "uninstructed share" occurs when a bank, broker or other holder of record holding shares for a beneficial owner may exercise discretionary voting authority on routine proposals because that holder has not received voting instructions from the beneficial owner.

        If you are a beneficial owner, your bank, broker or other holder of record has discretionary authority to vote your shares on the ratification of Ernst & Young LLP as our independent registered public accounting firm, even if the record holder does not receive voting instructions from you. However, the record holder may not vote on the election of directors to Class II of the Board, the non-binding advisory vote on the compensation of our named executive officers as disclosed in this Proxy Statement or any stockholder proposals properly brought before the meeting absent instructions from you. As of the date of this Proxy Statement, the Company was not aware of any stockholder proposals for the 2012 Annual Meeting.

        Election of Class II of the Board.    A plurality of the votes cast is required for the election of directors to Class II of the Board. This means that the director nominee with the most votes for a particular slot is elected for that slot. You may vote "for" or "withheld" with respect to the election of directors. Only votes "for" or "withheld" are counted in determining whether a plurality has been cast in favor of a director nominee. Abstentions and, if applicable, "broker non-votes" are not counted for purposes of the election of directors. A "broker non-vote" occurs if the holder of record chooses not to vote the uninstructed shares on a routine matter or is not permitted to vote the uninstructed shares on a non-routine matter.

        Ratification of Ernst & Young LLP.    The votes cast "for" must exceed the votes cast "against" to approve the ratification of Ernst & Young LLP as our independent registered public accounting firm for fiscal year 2012. Abstentions and, if applicable, broker non-votes are not counted as votes "for" or "against" these proposals.

        In the event that our stockholders fail to ratify the selection, it will be considered as a direction to the Board and the Audit Committee to consider the selection of a different firm. However, if the Board determines it to be in the best interests of the Company to retain Ernst & Young LLP as our independent registered public accounting firm, it may do so in its sole discretion, despite the stockholders' failure to ratify the selection. Even if the selection is ratified, the Audit Committee in its discretion may select a different independent registered public accounting firm.

        Advisory Vote to Approve Named Executive Officer Compensation.    The votes cast "for" must exceed the votes "against" the non-binding advisory vote to adopt the resolution approving the compensation of named executive officers. You may vote "for" or "against" the proposal, or you may abstain from voting on the proposal. Abstentions and, if applicable, broker non-votes are not counted for this proposal.

        Because the vote on this proposal is advisory in nature, it will not affect any compensation already paid or awarded to any named executive officer and will not be binding on or overrule any decisions by the Board, it will not create or imply any additional fiduciary duty on the part of the Board and it will not restrict or limit the ability of stockholders to make proposals for inclusion in proxy materials related to executive compensation. The Compensation Committee will, however, take into account the outcome of the vote when considering future compensation arrangements for our named executive officers.

Could other matters be decided at the 2012 Annual Meeting?

        As of the date of this Proxy Statement, we did not know of any matters to be raised at the 2012 Annual Meeting other than those referred to in this Proxy Statement.

        If you are a stockholder of record and you have returned your signed and completed proxy card, the Company will have the discretion to vote for you on other matters that are properly presented at the 2012 Annual Meeting for consideration.

Can I access these proxy materials on the Internet?

        These proxy materials are available in PDF and HTML format at http://investor.polypore.net/annual-proxy.cfm and will remain posted until the conclusion of the 2013 Annual Meeting.

Who will pay for the cost of this proxy solicitation?

        We will pay the cost of soliciting proxies. Proxies may be solicited on our behalf by directors, officers or employees in person or by telephone, electronic transmission and facsimile transmission.

Who will count the vote?

        Representatives of our transfer agent, Continental Stock Transfer & Trust Company, will tabulate the votes and act as inspectors of election.

GOVERNANCE OF THE COMPANY

Our Corporate Governance Principles and General Information

Role and Composition of the Board of Directors and its Committees

        General.    The Board, which is elected by the stockholders, oversees the management of the Company's business and sets high standards for the Company's directors, officers and employees. The Board selects and monitors the performance of the senior management team, which is charged with the daily operations of the Company's business.

        Board Size.    The Amended and Restated Bylaws of the Company (the "Bylaws") specify that the Board will consist of the number of seats as may be fixed from time to time by resolution of the Board, but that in no event will the number of seats be less than three nor more than 15. The Board has fixed the number of directors at eight. It is the policy of the Company that the number of directors not exceed a number that can function efficiently as a body. The Nominating and Corporate Governance Committee considers and makes recommendations to the Board concerning the appropriate structure and needs of the Board.

        Structure.    The combined position of Chairman of the Board and Chief Executive Officer of the Company is currently held by Robert B. Toth. Michael Graff currently holds the position of Lead Independent Director.

        During 2011, Warburg Pincus Private Equity VIII, L.P., Warburg Pincus International Partners, L.P. and certain of their affiliates (referred to collectively as "Warburg Pincus"), which in the past collectively held more than 50% of Polypore's Common Stock, divested all of their remaining ownership interests in Polypore's common stock in a series of transactions. As a result of this change in the Company's ownership structure, the Board assessed the roles of Chairman of the Board and Chief Executive Officer and, in July 2011, determined that appointing Mr. Toth as Chairman of the Board (and therefore combining the positions) is in the Company's best interests. The Board considered that the combined role would, among other things, facilitate greater communication between the Company's independent directors and its senior management, provide more immediate feedback from the independent directors to the Company's management and result in a greater role for the Board in shaping overall Company direction and strategy. At the time the roles of Chairman of the Board and Chief Executive Officer were combined, the Board named Mr. Graff, a member and managing director of Warburg Pincus LLC, a general partner of Warburg Pincus & Co. and the previous Chairman of the Board, as Lead Independent Director. Mr. Toth is not a representative of Warburg Pincus.

        The Board has not adopted a policy regarding the separation of the position of Chairman of the Board from that of Chief Executive Officer. The Board recognizes that there may be circumstances in the future that would lead it to separate the positions of Chairman of the Board and Chief Executive Officer, but believes that the absence of a policy requiring either the separation or combination of the positions provides the Board with the flexibility to determine the leadership structure that is in the best interests of Polypore and its stockholders. Accordingly, the Board carefully considers the continued combination of those positions from time to time.

        Mr. Graff, in his role as Lead Independent Director, fulfills the following functions, as appropriate:

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  Acts as the intermediary between Mr. Toth and the independent directors;

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  Suggests that the Chairman of the Board call full board meetings;

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  Calls meetings of the independent directors, as needed;

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  Sets the agenda for and leads executive sessions of the independent directors and communicates with the Chairman of the Board and Chief Executive Officer on issues arising in executive sessions;

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  Collaborates with the Chairman of the Board and Chief Executive Officer to set the agenda for meetings of the Board and information provided to the Board;

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  Facilitates discussion among the independent directors on key issues and concerns outside of meetings of the Board; and

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  Regularly communicates with the Chairman of the Board and Chief Executive Officer of the views, concerns and issues of the independent directors.

        Selection Criteria.    Candidates are selected for their integrity, diversity, experience, leadership, skill and ability to exercise sound judgment, among other things. Candidates are chosen with the primary goal of ensuring that the entire Board collectively serves the interests of the stockholders. The Nominating and Corporate Governance Committee considers candidates for re-election and to fill new positions created by expansion and vacancies that occur by resignation, by retirement or for any other reason. In identifying and recommending director nominees, the Nominating and Corporate Governance Committee may take into account factors that they determine appropriate, including any recommendations made by senior management and stockholders of the Company. The Nominating and Corporate Governance Committee does not solicit recommendations of director candidates, but will consider stockholder recommendations of director candidates sent to the Nominating and Corporate Governance Committee c/o the Company. Final approval of a candidate is determined by the full Board. See "Criteria for Board Membership" below in the "Governance Information" section of this Proxy Statement for more information.

        Director Service on Other Public Boards.    The Company does not limit the number of public company boards on which its directors may serve. However, each director nominee must carefully evaluate his or her existing obligations before accepting his or her position on the Board or any of the Board committees or agreeing to serve on the board of another company in the future. The Nominating and Corporate Governance Committee reviews the number of public boards on which a director may sit on a case-by-case basis. Each director is required to advise the Board and the Nominating and Corporate Governance Committee if he or she has accepted an invitation to serve on the board of another public company. Under the NYSE rules, if an Audit Committee member simultaneously serves on the audit committees of more than three public companies, the Board must determine that such simultaneous service does not impair the ability of such member to effectively serve on the Audit Committee of the Company. None of the Audit Committee members serves on the audit committees of more than three public companies.

        Director Compensation.    The Board, in conjunction with the Compensation Committee, annually reviews and determines the compensation of directors. See "Compensation of Non-Employee Directors" in the "2011 Compensation" section of this Proxy Statement for more information.

        Director Retirement.    The Company does not have a mandatory age by which a director is required to resign. The Nominating and Corporate Governance Committee recommends to the Board on a case-by-case basis whether a director should be nominated for re-election.

        Term Limits.    The Board does not impose term limits on directors' service, nor does it believe in automatic annual re-nomination. The Board self-evaluation process is an important determinant for continuing service.

        Committees.    It is the general policy of the Company that all major decisions be considered by the Board as a whole. As a consequence, the committee structure of the Board is limited to those committees considered to be basic to, or required for, the operation of a public company. Currently these committees are the Audit Committee, Compensation Committee, Executive Committee and Nominating and Corporate Governance Committee. The members and chairs of our Board committees are recommended to the Board by the Nominating and Corporate Governance Committee and appointed to such committees by the full Board.

        Chief Executive Officer Performance Goals and Annual Evaluation.    The Compensation Committee is responsible for setting annual and long-term performance goals for the Chief Executive Officer and for evaluating his performance against such goals. The Compensation Committee meets annually with the Chief Executive Officer to receive his recommendations concerning such goals. Both the goals and the evaluation are then considered by the Compensation Committee. The Compensation Committee then meets with the Chief Executive Officer to evaluate his performance against such goals.

        Senior Management Performance Goals.    At the beginning of each year, the Chief Executive Officer, in consultation with the Compensation Committee and his direct reports, reviews and approves the performance goals and objectives for his direct reports.

        Communication with Stakeholders.    The Chief Executive Officer is responsible for establishing effective communications with the Company's stakeholder groups, (i.e., stockholders, customers, company associates, communities, suppliers, creditors, governments and corporate partners). It is the policy of the Company that management speaks for the Company. This policy does not preclude outside directors from meeting with stockholders or other stakeholder groups, but, in most circumstances, any such meetings would be held with management present. See "Communications with Directors" in the "Governance Information" section relating to direct communications with the Board or with certain members or committees of the Board.

        Risk Oversight.    Our Audit Committee is responsible for overseeing our risk management process. This includes oversight responsibility for financial reporting with respect to the Company's major financial exposures, in accordance with NYSE requirements, the effectiveness of Polypore's enterprise risk management process that monitors and manages key business risks facing the Company and the steps management has taken to monitor and control such exposures. The Audit Committee reports the results of its review to the Board not less than annually and more frequently as circumstances may warrant.

        The Audit Committee receives presentations throughout the year from senior management and various department and business unit leaders that include discussion of significant risks as necessary. The Audit Committee then addresses matters of particular importance or concern, including any significant areas of risk that require its attention, and reports to the Board as appropriate. In addition, through dedicated sessions focusing on corporate strategy, the Board reviews in detail not less than annually the Company's short- and long-term strategies, including consideration of any significant risks facing the Company and their potential impact.

        The Compensation Committee also considers any risks to the Company from its compensation policies and practices (see "The Compensation Committee" in the "Board and Committee Membership" section of this Proxy Statement below). The Compensation Committee determines whether there are any risks that should be raised with Board and/or require disclosure in the Company's Proxy Statement.

        We believe that our approach to risk oversight, as described above, optimizes our ability to approach existing and emerging risks in a proactive manner and make informed strategic and operational decisions.

Board and Committee Processes and Functions

        Agenda.    The Chairman of the Board, in consultation with the Lead Independent Director, sets the agenda for Board meetings with the understanding that the Board is responsible for providing suggestions for agenda items that are aligned with the advisory and monitoring functions of the Board.

Any member of the Board may request that an item be included on the agenda. The chair of each Board committee (and if the committee has no chair, one of its members), in consultation with committee members and the appropriate members of management and staff, develops committee agendas.

        Materials.    Materials related to agenda items are provided to Board and Board committee members sufficiently in advance of Board meetings to allow the directors to prepare for discussion of the items at the meeting.

        Meetings.    The frequency, length and agenda of meetings of the Board and each of its committees are determined by the Chairman of the Board, in consultation with the Lead Independent Director, or the chair of the applicable committee (or, if the committee has no chair, by a member of the committee), subject to the NYSE and SEC rules. At the invitation of the Board or its committees, as applicable, members of senior management attend Board and Board committee meetings or portions thereof to participate in discussions. Generally, presentations of matters to be considered by the Board or its committees are made by the manager responsible for that area of the Company's operations.

        Director Access to Corporate and Independent Advisors.    Board members have access to all members of management and employees of the Company and, as necessary and appropriate, Board members may consult with independent legal, financial and accounting advisors to assist in their duties to Polypore and its stockholders.

        Executive Sessions.    Executive sessions and meetings of outside directors without management present are held regularly to review the report of our independent registered public accounting firm, the criteria upon which the evaluation of the performance of the Chief Executive Officer and other senior managers is based, the performance of the Chief Executive Officer against such criteria, the compensation of the Chief Executive Officer and other senior managers and any other relevant matters. In his role as Lead Independent Director, Mr. Graff presides at all executive sessions of the non-management directors. Meetings are held from time to time with the Chief Executive Officer for a general discussion of relevant subjects. In 2011, the non-management directors met in executive session five times.

        Annual Self-Evaluation.    The Board, under the direction of the Nominating and Corporate Governance Committee, conducts an annual performance self-evaluation. In addition, each Board committee is responsible for conducting an annual performance self-evaluation and reviewing its findings with the Board.

        Annual Meeting Attendance.    The Company encourages all Board members to attend the Company's annual meeting of stockholders. The Company expects that Board members will attend the 2012 Annual Meeting of Stockholders if possible. All eight members of the Board attended the 2011 Annual Meeting of Stockholders in person or telephonically.

Corporate Governance Guidelines

        Our Corporate Governance Guidelines consist of a set of principles under which Polypore is governed. Since the Board is charged with ultimate governance of the Company, the guidelines principally address the Board's governance role and functions. These topics include:

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  Director qualifications;

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  Director responsibilities;

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  Director access to management and to select outside advisors;

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  Director compensation; and

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  Director orientation and continuing education.

        The Board periodically reviews our Corporate Governance Guidelines and, from time to time, revises them in response to changing regulatory requirements, evolving best practices and input from our stockholders and other constituents. Our Corporate Governance Guidelines are published on our website at http://investor.polypore.net/governance.cfm.

Polypore Corporate Governance Website

        In addition to our Corporate Governance Guidelines, other information relating to corporate governance at Polypore is available on our website, including information relating to:

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  The members of the Board;

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  Our Board committees, including their charters and current members;

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  Polypore's Code of Business Conduct and Ethics, as applicable to the Board, our officers, including our Chief Executive Officer and Chief Financial Officer, and all other employees of the Company and its subsidiaries;

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  How to communicate with members of the Board; and

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  Investor Frequently Asked Questions.

        We will provide copies of any of the foregoing information without charge upon written request to Polypore International, Inc., Investor Relations, 11430 N. Community House Road, Suite 350, Charlotte, North Carolina 28277-1591.

Governance Information

Director Independence

        A majority of the members of the Board and the entirety of the Audit Committee, Compensation Committee and Nominating and Corporate Governance Committee must be "independent" in accordance with the listing standards of the NYSE. There is no such requirement for the Executive Committee. The Board, on an annual basis, reviews the independence of all Board members, affirmatively makes a determination as to the independence of each Board member and discloses those determinations. For a Board member to be independent (each, an "Independent Director"), the Board must affirmatively determine that, in its business judgment, the Board member has no material relationship with the Company, except as a Board member. In making that determination, the Board adheres to the independence requirements of the NYSE. One of the factors considered by both the Nominating and Corporate Governance Committee and the Board in their recommendation or approval of director nominees is their potential status as an Independent Director. Board members or director nominees that are determined to be independent either meet or exceed the independence test of the NYSE rules, including the requirement that Independent Directors cannot have any material relationship (as described in the NYSE rules) with the Company other than as a director.

        In addition to the independence standards set forth above, members of the Audit Committee and Compensation Committee are subject to heightened standards of independence. All members of the Audit Committee must be "independent" as such term is defined under SEC Rule 10A-3. All members of the Compensation Committee must meet the independence requirements of Section 162(m) of the Internal Revenue Code of 1986, as amended (the "Code"), and SEC Rule 16b-3.

        The Nominating and Corporate Governance Committee reviewed the applicable standards for Board member and Board committee member independence and our Director Qualification Standards. On the basis of this review, the Nominating and Corporate Governance Committee made recommendations to the full Board and the Board made its Board member, director nominee and committee member independence determinations based upon the Nominating and Corporate Governance Committee's recommendations and the supporting information.

        As a result of this review, the Board affirmatively determined that all of the members of the Board, including Kevin J. Kruse, who notified the Company on March 14, 2012, of his resignation from the Board as of the date of the 2012 Annual Meeting, and Michael J. Chesser, the director nominee, are Independent Directors except for Robert B. Toth. Mr. Toth is not an Independent Director because of his employment as Chief Executive Officer of the Company. The Board determined in connection with the 2011 Annual Meeting that David A. Barr, who resigned from the Board on July 11, 2011, was an Independent Director.

Criteria for Board Membership

        The Nominating and Corporate Governance Committee reviews the composition of the full Board to determine the qualifications and areas of expertise needed to further enhance the composition of the Board and works with management in identifying and soliciting candidates with those qualifications.

        In addition, the Board has adopted a formal set of categorical Director Qualification Standards (which are set forth in Polypore's Corporate Governance Guidelines) that the Nominating and Corporate Governance Committee uses in its recruitment, review and recommendation to the Board of director nominees, and that the Board uses in its assessment and ultimate approval of director nominees recommended by the Nominating and Corporate Governance Committee. The Director Qualification Standards include the following:

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  Each director should bring to the Company a range of skill, experience, knowledge and judgment. It is not the duty of a director to represent a particular constituency, but to act in favor of the Company and its stockholders.

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  Directors should demonstrate competence in one or more of the following areas: accounting or finance, business or management experience or knowledge, industry knowledge or experience, crisis management or leadership and strategic planning. The Board as a whole should be competent in substantially all of these areas. Each member should be able to provide a useful perspective on significant risks and competitive advantages facing the Company.

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  Directors should be active. They should maintain an attitude of constructive skepticism and participate in corporate affairs by asking questions that require accurate, honest responses. They should thoroughly evaluate and respond to communications from management.

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  Directors must act with integrity and be committed to the Company, its business plans and long-term stockholder value.

        As part of the Nominating and Corporate Governance Committee's assessment of a prospective director nominee's skill, experience, knowledge and judgment, the Committee considers diversity of background and personal experience. In this context, diversity may encompass a number of different factors including a director nominee's educational and professional history, community or public service, expertise or knowledge base, race, ethnicity, gender, geographic residency and/or other tangible and intangible aspects in relation to the characteristics of current directors and other prospective director nominees. The Nominating and Corporate Governance Committee does not have a formal policy specifying how diversity of background and personal experience should be applied in identifying or evaluating director nominees, and a nominee's background and personal experience, while important, does not necessarily outweigh other attributes or factors the Committee may consider. The Committee considers a director nominee's background and personal experience as a factor in its goal to create and maintain a Board that will meet the needs of the Company's various stakeholders.

        In addition, pursuant to our Corporate Governance Guidelines, the Nominating and Corporate Governance Committee considers whether or not the candidate can be considered by the Board as an Independent Director (see "Director Independence" above) and the number of other boards of public companies on which a candidate serves.

        See "Biographical Information of Our Directors and Executive Officers and Director and Director Nominee Qualifications" in the "ITEM 1—Election of Directors" section of this Proxy Statement for the particular experience, qualifications, attributes and skills that led the Board to conclude that each director and director nominee is qualified to serve as a Board member.

        The Nominating and Corporate Governance Committee considers candidates for the Board suggested by our stockholders, provided that the recommendations are made in accordance with the procedures required under our Bylaws and described in this Proxy Statement under the heading "Requirements, Including Deadlines, for Submission of Proxy Proposals, Nomination of Directors and Other Business of Stockholders." Stockholder nominees for the Board whose nominations comply with these procedures and who meet the criteria outlined above, in the Nominating and Corporate Governance Committee's Charter and in our Corporate Governance Guidelines, will be evaluated by the Nominating and Corporate Governance Committee in the same manner as the committee's nominees for the Board.

        The full text of our Director Qualification Standards can be found in Polypore's Corporate Governance Guidelines, which are published on our website at http://investor.polypore.net/governance.cfm.

Communications with Directors

        Stockholders and other interested parties may communicate with the Chairman of the Board, the Lead Independent Director and any other member of the Board, including non-management directors and the members of our Board committees, on Board-related issues by directing the communication to such members or committees c/o Company Secretary, Polypore International, Inc., 11430 North Community House Road, Suite 350, Charlotte, North Carolina 28277-1591.

        Relevant communications are distributed to the Board, or to any individual director or directors as appropriate, depending on the facts and circumstances outlined in the communication. In that regard, certain items that are unrelated to the duties and responsibilities of the Board will be excluded, such as:

  •
  Business solicitations or advertisements;

  •
  Junk mail and mass mailings;

  •
  New product suggestions;

  •
  Product complaints;

  •
  Product inquiries;

  •
  Resumes and other forms of job inquiries;

  •
  Surveys; and

  •
  Material that is unduly hostile, threatening, illegal or similarly unsuitable.

        In each case, any communication that is filtered out must be made available to any outside director upon request.

Polypore Code of Business Conduct and Ethics

        Members of the Board and all of our employees, including our Chief Executive Officer and Chief Financial Officer, are required to abide by Polypore's Code of Business Conduct and Ethics to ensure that our business is conducted in a consistently legal and ethical manner. This policy forms the foundation of a comprehensive process that includes compliance with all corporate policies and procedures, an open relationship among colleagues that contributes to good business conduct and the high integrity level of our employees. Our policies and procedures cover all areas of professional conduct, including conflicts of interest, intellectual property and the protection of confidential information, as well as strict adherence to all laws and regulations applicable to the conduct of our business.

        Employees are required to report any conduct that they believe in good faith to be an actual or apparent violation of Polypore's Code of Business Conduct and Ethics. In addition, our Audit Committee has procedures to receive, retain and treat complaints received regarding accounting, internal controls or auditing matters and to allow for the confidential and anonymous submission by employees of concerns regarding questionable accounting or auditing matters, in accordance with the Sarbanes Oxley Act of 2002.

        The full text of the Code of Business Conduct and Ethics is published on our website at http://investor.polypore.net/governance.cfm. We will disclose any future amendments to, or waivers from, these ethical policies and standards for senior officers and directors on our website within four business days following the date of such amendment or waiver.

Board and Committee Membership

        Our business, property and affairs are managed under the direction of the Board. Members of the Board are kept informed of our business through discussions with our Chief Executive Officer and other senior officers, by reviewing materials provided to them, by visiting our offices and plants and by participating in meetings of the Board and its committees.

        During 2011, the Board met seven times and maintained four standing committees. Those committees consisted of an Audit Committee, a Nominating and Corporate Governance Committee, a Compensation Committee and an Executive Committee. Each of our incumbent directors attended at least 75% of the regularly scheduled and special meetings of the Board and meetings of the Board committees on which they served in 2011.

        The table below provides 2011 membership and meeting information for each of the Board committees.

Name	Title	Audit		Compensation	Nominating and Corporate Governance	Executive Committee
Barr, David A.(1)	Director				X
Cooney, Charles L.	Director	X
Dries, William(2)	Director	X			X	X
Flynn, Frederick C., Jr.(2)	Director	X	(3)
Graff, Michael	Lead Independent Director			X	X	X
Howley, W. Nicholas	Director			X
Kruse, Kevin(4)	Director
Roberts, David	Director			X	X
Toth, Robert B.	Chairman of the Board, President and Chief Executive Officer					X
2011 Committee Meetings		5		6	3	3

(1)
Mr. Barr resigned from the Board on July 11, 2011.

(2)
Audit Committee Financial Expert

(3)
Committee Chair

(4)
Mr. Kruse notified the Company on March 14, 2012, that he will resign from the Board effective as of the 2012 Annual Meeting.

The Audit Committee

        Polypore has a standing Audit Committee established in accordance with Section 3(a)(58)(A) of the Securities Exchange Act of 1934, as amended (the "Exchange Act"). The Audit Committee is governed by a Board-approved charter stating its responsibilities. Under its charter, the Audit Committee is responsible for reviewing the adequacy and effectiveness of internal controls over financial reporting with Polypore's independent registered public accounting firm, internal auditors and Company management. The committee reviews and consults with management, the internal auditors and the independent registered public accounting firm on matters related to the annual audit, the published financial statements, earnings releases and the accounting principles applied. The committee is directly responsible for the compensation, retention and oversight of the Company's independent registered public accounting firm and evaluates the independent registered public accounting firm's qualifications, performance and independence. The committee reviews reports from management relating to the status of compliance with laws, regulations and internal procedures.

        The committee is also responsible for reviewing and discussing with management the Company's policies with respect to risk assessment and risk management and reviewing related person transactions. See "Risk Oversight" in the "Role and Composition of the Board of Directors and its Committees" section of this Proxy Statement. See also "RELATED PERSON TRANSACTIONS AND INDEMNIFICATION."

        The Audit Committee has established policies and procedures for the pre-approval of all services provided by the independent registered public accounting firm. The Audit Committee has also established procedures for the receipt, retention and treatment, on a confidential basis, of complaints received by the Company (See "Polypore Code of Business Conduct and Ethics" in the "Governance

Information" section of this Proxy Statement). Further detail about the role of the Audit Committee may be found in the section entitled "Audit Committee Report" later in this Proxy Statement.

        The Board has determined, based on the review and recommendation of the Nominating and Corporate Governance Committee, that Audit Committee members Messrs. Flynn and Dries are "audit committee financial experts" for purposes of the SEC's rules. The Board has also determined, based on the review and recommendation of the Nominating and Corporate Governance Committee, that each of the members of the Audit Committee (i) meets the heightened independence requirements of SEC Rule 10A-3 applicable to Audit Committee members, (ii) is "financially literate" in accordance with the listing standards of the NYSE, and (iii) is an Independent Director.

        A copy of the Audit Committee Charter is available on our website at http://investor.polypore.net/governance.cfm.

The Nominating and Corporate Governance Committee

        The Nominating and Corporate Governance Committee is governed by a Board-approved charter stating its responsibilities. Under the terms of its charter, the Nominating and Corporate Governance Committee is responsible for matters of corporate governance and matters relating to the practices, policies and procedures of the Board. This includes developing criteria for Board membership and recommending and recruiting director candidates. The committee also considers possible conflicts of interest of Board members and senior officers and monitors the functions of the various committees of the Board.

        The Nominating and Corporate Governance Committee advises on the structure of Board meetings and recommends matters for consideration by the Board. The committee is directly responsible for overseeing the evaluation of the Board and its committees and reviewing the Director Qualification Standards. It also assists management by reviewing succession plans for elected corporate officers.

        A copy of the Nominating and Corporate Governance Committee Charter is available on our website at http://investor.polypore.net/governance.cfm.

        The Board has determined that each of the members of the Nominating and Corporate Governance Committee is an Independent Director.

The Compensation Committee

        The Compensation Committee is governed by a Board-approved charter stating its responsibilities. Under the terms of its charter, the Compensation Committee administers the Company's executive compensation program and reviews director compensation. The committee also oversees Polypore's compensation and benefit plans and policies, administers its stock plans (including a review of equity grants to officers) and reviews and approves at least annually all compensation decisions relating to executive officers, including those for the Chief Executive Officer and the other executive officers named in the Summary Compensation Table. The Compensation Committee also reviews and considers the Company's compensation policies and practices for all of its employees for the purpose of identifying any material risks.

        The Compensation Committee can delegate its authority under its charter to subcommittees of the Compensation Committee in its discretion, as long as the actions taken by such subcommittees are not inconsistent with the obligations and responsibilities of the Compensation Committee.

        In addition to reviewing executive officer compensation information for companies that share industry or financial characteristics with the Company to better understand the marketplace, the Compensation Committee considers recommendations from the Chief Executive Officer regarding compensation for those executives reporting directly to him as well as other officers, and approves compensation for such officers. Management provides to the committee historical and prospective breakdowns of the total compensation components for each executive officer.

        The Board has determined that each of the members of the Compensation Committee is an Independent Director. In addition, each committee member is a "non-employee" director as defined in the Exchange Act, and is an "outside director" as defined in Section 162(m) of the Code.

        Polypore's corporate human resources department supports the Compensation Committee in its work. In addition, the committee has sole and absolute authority to engage the services of outside advisors, experts and others to assist the committee.

        A copy of the Compensation Committee Charter is available on our website at http://investor.polypore.net/governance.cfm.

Compensation Committee Interlocks and Insider Participation

        The Compensation Committee consists of Messrs. Graff, Howley and Roberts. Since the beginning of the Company's last fiscal year, none of the members of the Compensation Committee is or has been an officer or employee of the Company, and no executive officer of the Company served or serves on the compensation committee or board of any company that employed or employs any member of the Company's Compensation Committee or the Board.

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

        Section 16(a) of the Exchange Act requires our directors and certain of our officers and any persons who own more than ten percent of our common stock to file reports of holdings and transactions in Polypore common stock with the SEC. Such persons are required to furnish Polypore with copies of all such filings. Based solely on our review of copies of such reports furnished to us and written representations from our directors and our officers who are subject to Section 16(a) filing requirements, we believe that all Section 16(a) filing requirements were met in the 2011 fiscal year, except as noted below.

        Due to a ministerial error:

  •
  Mr. Graff, Mr. Barr, Warburg Pincus Private Equity VIII, L.P., Warburg Pincus International Partners, L.P. and PP Holding LLC, respectively, inadvertently failed to timely file Form 4 to report the March 17, 2011 distribution of an aggregate of 10,440,658 shares of Polypore common stock from PP Holding, LLC to its members. The Form 4 reporting the distribution for each has been filed.

  •
  Mr. Flynn inadvertently failed to timely file a Form 4 to report his May 9, 2011 sale of 1,250 shares of Polypore common stock. The Form 4 reporting the transaction has been filed.

RELATED PERSON TRANSACTIONS AND INDEMNIFICATION

Review of Related Person Transactions

        The Board has adopted a written Transactions with Related Persons Policy (the "Related Person Policy") that is administered by the Audit Committee. The Related Person Policy applies to any transaction or series of transactions in which the Company or a subsidiary is a participant, the amount involved will or may reasonably be expected to exceed $120,000 in any calendar year and a "related person" as defined by the SEC has a direct or indirect material interest, referred to in the Related Person Policy as an "interested transaction."

        Interested transactions are to be submitted to the Audit Committee for approval, ratification or other action at its next meeting or, in those instances in which senior management determines that it is not practicable or desirable to wait until the next Audit Committee meeting, to the Audit Committee chair, provided the transaction involves less than $1,000,000 in the aggregate. The Audit Committee or its chair, as applicable, may approve, based on good faith consideration of all the relevant facts and circumstances, only those related person transactions that are in, or not inconsistent with, the best interests of the Company and its stockholders. The Related Person Policy also provides for standing approval for certain categories of transactions such as transactions where all stockholders receive proportional benefits.

        The Related Person Policy provides that if advance approval of an interested transaction is not obtained, it must be promptly submitted to the Audit Committee for possible ratification, approval, amendment, termination or rescission.

Transactions with Related Persons

        Neither the Company nor any of its subsidiaries entered into any interested transactions since the beginning of the Company's last fiscal year, nor are there any currently proposed.

Indemnification

        We indemnify our directors and our elected officers to the fullest extent permitted by law so that they will be free from undue concern about personal liability in connection with their service to the Company. This is required under our Amended and Restated Certificate of Incorporation.

 SECURITIES OWNERSHIP OF OFFICERS AND DIRECTORS
AND CERTAIN BENEFICIAL OWNERS

Officers and Directors

        The following table describes, as of March 24, 2012, the beneficial ownership of Polypore's common stock held by each member of the Board, each director nominee, our Chief Executive Officer and the other executive officers named in the Summary Compensation Table in the "Executive Compensation" section of this Proxy Statement (the "Named Executive Officers") and the members of the Board and executive officers as a group. Each person named in the table has sole voting and investment power with respect to all of the shares of common stock shown as beneficially owned by such person, except as otherwise set forth in the notes to the table.

Name of Beneficial Owner	Amount and Nature of Beneficial Ownership		Percent of Class
Amos, Lynn	109,059	(1)	*
Chief Financial Officer, Treasurer and Secretary
Bryson, Phillip	7,371		*
President, Energy Storage—Transportation and Industrial
Chesser, Michael	0		*
Director Nominee
Cooney, Charles L.	2,786		*
Director
Dries, William	8,436		*
Director
Flynn, Frederick C., Jr.	12,834		*
Director
Graff, Michael	15,730	(2)	*
Lead Independent Director
Howley, W. Nicholas	7,019	(3)	*
Director
Kruse, Kevin	1,447	(4)	*
Director
Pulwer, Mitchell J.	106,987	(5)	*
President, Energy Storage—Electronics and EDVs
Roberts, David	365		*
Director
Sauer, Josef	49,307	(6)	*
President, Separations Media
Toth, Robert B.	355,834	(7)	*
President, Chief Executive Officer and Chairman of the Board
All Directors and Executive Officers (15 persons)	740,787		1.6%

*
Percentages less than one percent are denoted by an asterisk.

(1)
Includes 97,059 shares of common stock subject to options, exercisable within 60 days of March 24, 2012.

(2)
Includes 2,892 shares of common stock held by certain trusts beneficially owned by Mr. Graff.

(3)
Consists of 3,583 shares of common stock subject to options, exercisable within 60 days of March 24, 2012.

(4)
Includes 217 shares of common stock held by certain trusts beneficially owned by Mr. Kruse.

(5)
All of 106,987 shares of common stock are subject to options, exercisable within 60 days of March 24, 2012.

(6)
All 49,307 shares of common stock are subject to options, exercisable within 60 days of March 24, 2012.

(7)
Includes 47,700 shares of common stock held by the Robert B. Toth Revocable Trust and 308,134 shares of common stock subject to options held by the Robert B. Toth Revocable Trust, exercisable within 60 days of March 24, 2012.

Certain Beneficial Owners

        The following table describes, as of March 24, 2012, the persons known by us to be beneficial owners of more than five percent of Polypore's common stock. Each person named in the table has sole voting and investment power with respect to all of the shares of common stock shown as beneficially owned by such person, except as otherwise set forth in the notes to the table.

Name and Address of Beneficial Owner	Amount and Nature of Beneficial Ownership	Percent of Class
FMR LLC(1)	3,902,413	8.4
Edward C. Johnson III(1)	3,902,413	8.4
William Blair & Company, L.L.C.(2)	3,549,462	7.6
Stowers Institute for Medical Research(3)	3,285,397	7.1
American Century Companies, Inc.(3)	3,285,397	7.1
American Century Investment Management, Inc.(3)	3,285,397	7.1

(1)
Fidelity Management & Research Company ("Fidelity"), a wholly-owned subsidiary of FMR LLC ("FMR") and a registered investment adviser under the Investment Advisers Act of 1940, as amended (the "Investment Advisers Act"), is the beneficial owner of 3,479,683 shares of Polypore common stock as a result of acting as investment adviser to various investment companies registered under the Investment Company Act of 1940, as amended. FMR, through its control of Fidelity and the funds, and Edward C. Johnson III, Chairman of FMR, each has sole power to dispose of the 3,479,683 shares owned by the funds.

Pyramis Global Advisors, LLC ("PGALLC"), 900 Salem Street, Smithfield, Rhode Island, 02917, a registered investment advisor under the Investment Advisors Act, is the beneficial owner of 89,960 shares of Polypore common stock as a result of its serving as investment advisor to institutional accounts, non-U.S. mutual funds or registered investment companies under the Investment Company Act of 1940 owning such shares. PGALLC is an indirect, wholly-owned subsidiary of FMR. Mr. Johnson and FMR, through their control of PGALLC, each have sole dispositive power over such shares of Polypore common stock and sole power to vote or to direct the voting of 42,360 shares.

In addition, Pyramis Global Advisors Trust Company ("PGATC"), 900 Salem Street, Smithfield, Rhode Island, 02917, a bank as defined by the Exchange Act, is the beneficial owner of 332,770 shares of Polypore common stock as a result of its serving as investment manager of institutional accounts owning such shares. PGATC is an indirect, wholly owned subsidiary of FMR. Mr. Johnson and FMR, through their control of PGATC, each have sole dispositive power over such shares of Polypore common stock and sole power to vote or to direct the voting of 284,640 shares.

  Based on the Schedule 13G filed by FMR LLC on March 12, 2012. The address of Mr. Johnson, FMR LLC and its subsidiaries, unless otherwise specified above, is 82 Devonshire Street, Boston, Massachusetts 02109.

(2)
William Blair & Company, L.L.C., 222 W. Adams, Chicago, IL 60606 ("William Blair"), reported on the Schedule 13G filed by William Blair on January 30, 2012 that it is the beneficial owner of an aggregate of 3,549,462 shares of Polypore common stock. William Blair is a registered investment adviser under the Investment Advisers Act and a registered broker dealer under the Exchange Act.

(3)
American Century Investment Management, Inc., 4500 Main Street, 9th Floor, Kansas City, Missouri 64111 ("ACIM"), is an investment adviser registered under the Investment Advisers Act. ACIM reported on the Schedule 13G filed by ACIM on February 10, 2012 that it is the beneficial owner of an aggregate of 3,285,397 shares of Polypore common stock. ACIM is a wholly owned subsidiary of American Century Companies, Inc., which is controlled by the Stowers Institute for Medical Research, both of which reported beneficial ownership of the same shares.

PROPOSALS REQUIRING YOUR VOTE

ITEM 1—Election of Directors

Director Nominees

        Two current members of the Board, William Dries and Frederick C. Flynn, Jr. (members of Class II), are standing for re-election, to hold office until the Company's 2015 Annual Meeting of Stockholders. On March 14, 2012, Kevin Kruse notified the Company that he would not stand for re-election to the Board of Directors due to personal time constraints resulting from Mr. Kruse's acceptance of employment with Seven Mile Capital Partners, LLC, a private equity firm. Having previously identified Michael J. Chesser as a potential director candidate, the Nominating and Corporate Governance Committee completed its review of Mr. Chesser's experience and background and recommended, and the full Board approved, the nomination of Mr. Chesser to serve as a Class II member of the Board. In addition, the Nominating and Corporate Governance Committee recommended, and the full Board approved, the nomination of incumbent directors Messrs. Dries and Flynn to serve as Class II members of the Board.

        A plurality of votes cast is required for the election of directors. Each director nominee elected to the Board will continue in office until his or her successor has been elected and qualified, or until his or her earlier death, resignation or retirement.

        We expect each director nominee for election to the Board to be able to serve if elected. If any director nominee is not able to serve, proxies will be voted in favor of the remainder of those nominated and may be voted for substitute director nominees, unless the Board chooses to reduce the number of directors serving on the Board.

        The principal occupation and certain other information about the director nominees are set forth in the section below entitled "Biographical Information of Our Directors and Executive Officers and Director and Director Nominee Qualifications."

        If you are a stockholder of record, unless you indicate on the proxy card that your vote should be withheld from any or all of the director nominees, the Company will vote the proxy for each of the director nominees.

        The Board unanimously recommends a vote FOR the election of Messrs. Dries, Flynn and Chesser as members of the Board.

Stockholders Agreement

        Before mid-2011, when Warburg Pincus divested all of their remaining ownership interests in Polypore's common stock, Warburg Pincus had the right to designate members to the Board pursuant to a Stockholders Agreement between the Company and Warburg Pincus dated as of May 13, 2004 (the "Stockholders Agreement"). Messrs. Barr (who retired from the Board on July 11, 2011), Kruse (who notified the Company that he would not be standing for re-election to the Board on March 14, 2012) and Graff were all initially appointed to the Board as Warburg Pincus's director nominees pursuant to the Stockholders Agreement. Because of Warburg Pincus's divestiture of its beneficial ownership of Polypore common stock, it no longer has director designation rights.

Biographical Information of Our Directors and Executive Officers and Director and Director Nominee Qualifications

        Certain biographical information about the current members of the Board and members of senior management is set out below. Also described below are the particular experiences, qualifications, attributes or skills that led the Board to conclude that the current members of the Board, including nominees for election to the Board at the 2012 Annual Meeting, are qualified to serve as Board members.

Nominees for Election to the Board of Directors at the 2012 Annual Meeting

        William Dries, Director, Class II.    Mr. Dries, 60, became a director on September 26, 2007. Mr. Dries served as Senior Vice President and Chief Financial Officer of EnPro Industries, Inc. ("EnPro"), an engineered industrial products manufacturer, prior to his retirement in 2011. Before assuming his role at EnPro in June 2002, Mr. Dries was affiliated with EnPro and Goodrich Corporation, the former parent company of EnPro, from September 2001. From 1985 until 2001, Mr. Dries was employed by United Dominion Industries Limited, a machine and instrument manufacturer, where he was Senior Vice President and Chief Financial Officer, having previously served as Manager of Accounting and Senior Vice President of Finance and Controller. A certified public accountant, Mr. Dries was an audit principal for Ernst & Young in New York for 11 years before joining United Dominion. Mr. Dries is a director of TransDigm Group Inc. ("TransDigm"), a producer of aircraft components. Mr. Dries received his B.S. degree in Business Administration and an M.B.A. from Rutgers University. Mr. Dries's financial acumen and extensive experience working with companies in the industrial sector, among other attributes, led the Board to conclude that he should again be nominated to serve as a Board member.

        Frederick C. Flynn, Jr., Director, Class II.    Mr. Flynn, 61, joined the Board and became chair of the Audit Committee as of June 27, 2007. Mr. Flynn most recently served as the Director of Administration for the City of Stamford, Connecticut, before his retirement in 2011. Prior to that, Mr. Flynn was the Executive Vice President—Finance and Administration and Chief Financial Officer of Kionix, Inc., an inertial sensor manufacturer, from November 2007 through 2008. From January 1999 through September 2005, Mr. Flynn was a director and served as Senior Vice President—Finance & Administration and Chief Financial Officer of CUNO, Inc. ("CUNO"), a filtration equipment manufacturer. From January 1997 through 1998, Mr. Flynn served as Senior Vice President—Finance and Chief Financial Officer of GE Capital Information Technology Solutions, a computer systems distributor and service provider. In 1996 he was Senior Vice President—Finance of National Medical Care, Inc., a healthcare services provider, and from 1979 to 1995 he was with United Technologies Corporation, a global diversified industrial corporation, the last six years as Vice President—Treasurer. Mr. Flynn was a director and chair of the audit committee of ATMI, Inc., a supplier of materials to microelectric products manufacturers, from December 2005 until May 2010. Mr. Flynn holds a B.S. degree in Economics from Boston College and an M.B.A. from the University of Connecticut. Mr. Flynn's financial acumen and extensive experience with technology companies and in government, among other attributes, led the Board to conclude that he should again be nominated to serve as a Board member.

        Michael Chesser, Director, Class II.    Mr. Chesser, 63, has served as Chairman and Chief Executive Officer, Great Plains Energy, Incorporated, a holding company of Kansas City Power & Light Company and KCP&L Greater Missouri Operations Company, both electric utilities, since October 2003. Prior to joining Great Plains Energy, he was Chairman and Chief Executive Officer of United Water, which owns and operates several regulated water utilities along with its contract operations. Before serving at United Water, Mr. Chesser was President and Chief Executive Officer at GPU Energy, an electric utility serving New Jersey and Pennsylvania. Prior to that, Mr. Chesser was Chairman and Chief Executive Officer at Itron, Inc. and President and Chief Operating Officer at Atlantic Energy, Inc. Mr. Chesser began his career in the utility industry at Baltimore Gas and Electric. Mr. Chesser holds a B.S. degree in Aerospace Engineering from the Georgia Institute of Technology and a M.B.A. in Finance from Loyola College, Baltimore; and is a graduate of the Advanced Management Program at Harvard University. Mr. Chesser has taken a national role in the research and development of energy technologies as past chairman of the Electric Power Research Institute's (EPRI) board of directors. He is currently a member of the board of directors of the Edison Electric Institute (EEI). Mr. Chesser's extensive experience in energy technologies and public electrical and water utilities along with his financial acumen, among other attributes, led the Board to conclude that he should be nominated to serve as a Board member.

Current Members of the Board of Directors
Not Standing for Re-Election at the 2012 Annual Meeting

        Michael Graff, Lead Independent Director, Class I.    Mr. Graff, 60, joined the Board and became its Chairman in 2004. In 2011, the Company combined the roles of Chairman of the Board and Chief Executive Officer and named Mr. Graff as the Lead Independent Director. Mr. Graff has served as a member and managing director of Warburg Pincus LLC and a general partner of Warburg Pincus & Co. since October 2003 and served as an advisor to Warburg Pincus LLC from July 2002 until October 2003. Before working with Warburg Pincus LLC, Mr. Graff spent six years with Bombardier, a transportation equipment manufacturer, first as President of Business Aircraft and later as President and Chief Operating Officer of Bombardier Aerospace Group. Prior to joining Bombardier, Mr. Graff spent 15 years with McKinsey & Company, Inc., a management consulting firm, as a partner in the New York, London and Pittsburgh offices. Mr. Graff is a director of Builders FirstSource, Inc., a building products manufacturer, and TransDigm. Mr. Graff received an A.B. degree in economics from Harvard College and an M.S. degree in Management from M.I.T. Mr. Graff's extensive experience with companies in the transportation and industrial sectors and as a member of various public company boards, among other attributes, led the Board to conclude that he is qualified to serve as a Board member and as the Lead Independent Director.

        W. Nicholas Howley, Director, Class I.    Mr. Howley, 60, has been a member of the Board since January 31, 2007. Mr. Howley currently serves as the Chairman of the Board of Directors and Chief Executive Officer of TransDigm. Mr. Howley has served as Chief Executive Officer of TransDigm since December 2001 and has served in various roles with TransDigm since TransDigm's inception in September 1993. Mr. Howley received a B.S. degree in engineering from Drexel University and an M.B.A. from Harvard University. Mr. Howley's extensive experience in senior management and operations at TransDigm, as well as extensive mergers and acquisitions and financing experience, among other attributes, led the Board to conclude that he is qualified to serve as a Board member.

        Charles L. Cooney, Director, Class III.    Professor Cooney, 67, has been the Robert T. Haslam Professor of Chemical and Biochemical Engineering in the Department of Chemical Engineering at the Massachusetts Institute of Technology (MIT) since 2007. He has been with MIT since 1970 and is the founding Faculty Director of the Deshpande Center for Technological Innovation, a center for research and development at MIT. Professor Cooney has won several prestigious awards including the 1989 Gold Medal of the Institute of Biotechnological Studies (London) and has published over 20 patents. Professor Cooney served on the board and was an audit committee member of CUNO from 1996 until 2005. He currently serves as a consultant to a number of biotech and pharmaceutical companies and sits on the Boards of Directors of Genzyme Corporation and LS9 Inc., both biotechnology companies, and Biocon, Ltd. (India), a global pharmaceutical company. Professor Cooney's extensive experience in the biotech field, in both the educational and business spheres, his expertise in chemical engineering and his financial acumen, among other attributes, led the Board to conclude that he is qualified to serve as a Board member.

        David A. Roberts, Director, Class III.    Mr. Roberts, 64, joined the Board in July 2011. Since 2007, Mr. Roberts has served as the Chairman, President and Chief Executive Officer of Carlisle Companies, Inc., a diversified manufacturing company. He previously served as the Chairman, President and Chief Executive Officer of Graco, Inc., a fluid handling system provider, from 2001 to 2007. He also currently serves as a director for Franklin Electric Co., Inc., a water and fueling system manufacturer. Mr. Roberts received a Bachelor of Science with distinction in Technology from Purdue University in 1974 and a Masters in Business Administration from Indiana University in 1978. Mr. Roberts's extensive experience in senior management of multinational companies, his expertise in the industrial and manufacturing sectors, his membership on various public company boards and his financial acumen led the Board to conclude that he is qualified to serve as a Board member.

        Robert B. Toth, President, Chief Executive Officer and Chairman of the Board, Class III.    Mr. Toth, 51, became the Company's President, Chief Executive Officer and a director on July 6, 2005. Mr. Toth was named Chairman of the Board on July 11, 2011. Mr. Toth previously was Chief Executive Officer and President of CP KelcoApS, a leading global manufacturer of hydrocolloids, with more than 2,000 customers in over 100 countries and facilities in North America, Europe, Asia and Latin America. Prior to joining CP Kelco in June 2001, he spent 19 years at Monsanto, a multinational biotechnology company, and Solutia Inc., a materials and specialty chemicals manufacturer ("Solutia"), in roles of increasing responsibility, most recently as Vice President and General Manager of the Resins and Additives division of Solutia. Mr. Toth earned a B.S. degree in Industrial Management from Purdue University, and an M.B.A. from the John M. Olin School of Business at Washington University in St. Louis, Missouri. Mr. Toth's extensive experience in leading corporations in the manufacturing and specialty materials sector, including his knowledge and skills in senior management, finance and operations of the Company, among other attributes, led the Board to conclude that he is qualified to serve as a Board member.

Executive Officers

        Robert B. Toth, President, Chief Executive Officer and Director.    See above in "Current Members of the Board of Directors Not Standing for Re-Election at the 2012 Annual Meeting" for Mr. Toth's biographical information.

        Lynn K. Amos, Chief Financial Officer, Treasurer and Secretary.    Mr. Amos, 46, has served as our Chief Financial Officer since February 2002. Prior to his current role, Mr. Amos served as Director of Corporate Development and Corporate Controller at The InterTech Group ("InterTech"), a private holding company for a diverse group of businesses. In these roles, Mr. Amos was directly involved in our financial and acquisition activities. Prior to joining InterTech, Mr. Amos worked in a variety of financial roles at Umbro International, a sports apparel, footwear and equipment company, Reeves Industries, Inc., a diversified holding company, and PricewaterhouseCoopers LLP. Mr. Amos holds a B.S. degree from Western Carolina University and is a Certified Public Accountant.

        Phillip E. Bryson, President, Energy Storage—Transportation and Industrial.    Mr. Bryson, 42, was named President, Energy Storage—Transportation and Industrial on April 1, 2011. Prior to his current role, Mr. Bryson served as Vice President, Strategic Planning and General Counsel since March 2010 and as General Counsel since July 2004. Before joining the Company, Mr. Bryson served as General Counsel and Corporate Secretary for Polymer Group, Inc., a global manufacturer of non-woven fabrics, from March 2003 until July 2004. He previously served as Deputy General Counsel at InterTech where he focused on merger and acquisition activity. Mr. Bryson earned his B.S. degree in Finance and Business Economics from the University of South Carolina, and his J.D. from Columbia University School of Law in New York.

        Pierre A. Hauswald, President, Daramic Asia.    Mr. Hauswald, 58, was named President, Daramic Asia on April 1, 2011. Since joining Polypore in 1981, he has held several management positions of increasing responsibility, which included Quality Control Manager, Site Manager, Worldwide Manufacturing Manager, Vice President of Manufacturing and Engineering and, most recently, Vice President & General Manager of Energy Storage—Transportation and Industrial since June 2004. Mr. Hauswald graduated from the Institut National des Sciences Appliques in Lyon as a Diplomed Engineer in Chemistry and Macro-molecules.

        Mitchell J. Pulwer, President, Energy Storage—Electronics and EDVs.    Mr. Pulwer, 58, has served as President, Energy Storage—Electronics and EDVs since April 17, 2006. Mr. Pulwer previously served as Vice President and General Manager at Solutia from 2004 to 2006, where he led steady growth of the company's $600 million interlayer film division. Before that, he held roles of increasing responsibility in marketing, sales and business development in Solutia's Saflex business, from 1997 to 2004. In addition to an undergraduate degree in Chemistry, Mr. Pulwer has an M.B.A. from Washington University, St. Louis, Missouri, a Ph.D. in Organic Chemistry from the State University of New York-Buffalo and a Postdoctoral Fellowship at Yale University, New Haven, Connecticut. He holds 16 patents and has been published in 14 technical publications.

        Josef Sauer, President, Separations Media.    Mr. Sauer, 60, has served as President, Separations Media since June 1, 2006. From July 2005 until joining Polypore, Mr. Sauer served as Business Director, Liquid Coating Resins & Additives (Europe, Middle East and Asia) for Cytec Surface Specialties, a global specialty chemicals and materials company, based in Brussels, Belgium. From June 2003 to July 2005, Mr. Sauer served as Global Manager, Liquid Coating Resins for Surface Specialties UCB SA, a subsidiary of a multinational biopharmaceutical company, and from February 2003 to June 2003, he served as Business Director, Technical Products for Surface Specialties Germany GmbH & Co KG of the UCB-Group. From July 2002 to February 2003, Mr. Sauer served as Business Director, Technical Products for Solutia and from January 2000 to July 2002, he served as Commercial Director and Director, Marketing Technical Service (Europe, Middle East and Africa), Resins and Additives for Solutia. In addition to an undergraduate degree in Organic Chemistry, Mr. Sauer holds a Ph.D. in Organic Chemistry from University Dortmund, Dortmund, Germany.

        Christopher J. McKee, General Counsel.    Mr. McKee, 46, was named Polypore's General Counsel in January 2012. Mr. McKee previously served as Interim General Counsel of the Company beginning in April 2011, and as Associate General Counsel beginning in June 2010. Before that, he was a founding member and president of McKee and McKee, P.C. (formerly known as Townsend McKee, P.C.), Atlanta, Georgia, where he directed the firm's corporate law and taxation practice beginning in November 1996. Mr. McKee earned his B.S. degree in Science Education from Bob Jones University in Greenville, South Carolina and his J.D. degree from Columbia University School of Law in New York.

        John J. O'Malley, Senior Vice President, Human Resources.    Mr. O'Malley, 56, has served as Senior Vice President, Human Resources since August 2005. Mr. O'Malley previously served as Senior Vice President—Human Resources for Southfield, Michigan-based GST AutoLeather, an automotive leather manufacturer, from 2003 to 2005, for which he directed all human resources activities. Before that, he held positions with increasing responsibility in human resources at several companies, including Certainteed Corporation, a building products manufacturer, Formica Corporation, a laminate and solid surface manufacturer, Clopay Corporation, a residential garage door and commercial sectional door manufacturer, and Solutia. Mr. O'Malley has a B.A. degree in Psychology from Lafayette College in Easton, Pennsylvania, and is a graduate of the University of Michigan Senior Executive Human Resources Program.

ITEM 2—Ratification of Independent Registered Public Accounting Firm

        The Audit Committee has selected Ernst & Young LLP to serve as our independent registered public accounting firm for fiscal year 2012.

        Representatives of Ernst & Young LLP will be present at the 2012 Annual Meeting to answer appropriate questions. They also will have the opportunity to make a statement if they desire to do so.

        We are asking our stockholders to ratify the selection of Ernst & Young LLP as our independent registered public accounting firm for fiscal year 2012. Although ratification is not required by our Bylaws or otherwise, the Board is submitting the selection of Ernst & Young LLP to our stockholders for ratification because we value our stockholders' views on the Company's independent registered public accounting firm and as a matter of good corporate practice. In the event that our stockholders fail to ratify the selection, it will be considered as a direction to the Board and the Audit Committee to consider the selection of a different firm. However, if the Board determines it to be in the best interests of the Company to retain Ernst & Young LLP as our independent registered public accounting firm, it may do so in its sole discretion, despite the stockholders' failure to ratify the selection. Even if the selection is ratified, the Audit Committee in its discretion may select a different independent registered public accounting firm at any time during the year if it determines that such a change would be in the best interests of the Company and our stockholders.

        The Board unanimously recommends a vote FOR the ratification of Ernst & Young LLP as our independent registered public accounting firm for fiscal year 2012.

Audit and Non-Audit Fees

        The following table presents fees for professional audit services rendered by Ernst & Young LLP for the audit of the Company's annual financial statements for the fiscal years ended December 31, 2011 and January 1, 2011, and fees billed for other services rendered by Ernst & Young LLP during those periods.

	2011	2010
Audit Fees(1)	$1,218,000	$1,489,000
Audit-Related Fees(2)	10,000	12,000
Tax Fees(3)	455,000	424,000
All Other Fees(4)	2,000	2,000

Total	$1,685,000	$1,927,000

(1)
"Audit Fees" represent the aggregate fees billed for professional services rendered by Ernst & Young LLP for the audit of our annual financial statements included in our Annual Reports on Form 10-K, the review of financial statements included in our Quarterly Reports on Form 10-Q and any services normally provided by Ernst & Young LLP in connection with statutory and regulatory filings (including the Company's secondary offering of common stock in 2011, the registration of 7.5% senior notes due 2017 and the registration of common stock issuable under the 2007 Stock Incentive Plan) or engagements.

(2)
"Audit-Related Fees" consist of the aggregate fees billed by Ernst & Young LLP for assurance and related services that are reasonably related to the performance of the audit or review of our financial statements and not reported under "Audit Fees" above.

(3)
"Tax Fees" represent the aggregate fees billed for professional services rendered by Ernst & Young LLP for tax compliance, tax advice and tax planning.

(4)
"All Other Fees" represent fees for products and services provided by Ernst & Young LLP, other than services reported under "Audit Fees," "Audit-Related Fees" and "Tax Fees."

Policy on Audit Committee Pre-Approval of Audit and Permissible Non-Audit Services of Independent Registered Public Accounting Firm

        Generally, before an independent registered public accountant is engaged by the Company to render audit or non-audit services, the engagement is approved by the Audit Committee. Any subsequent changes in audit, audit-related, tax or other services to be provided by the independent registered public accountant due to changes in scope of work, terms, conditions or fees of the engagement must be pre-approved by the Audit Committee. Requests or applications to provide services that require specific approval by the Audit Committee will be submitted to the Audit Committee by both the independent registered public accountant and the Chief Financial Officer of the Company and must be consistent with applicable SEC regulations regarding auditor independence.

        Prior to approving non-audit services, the Audit Committee considers whether those non-audit services are compatible with maintaining our principal independent registered public accounting firm's independence.

        During fiscal year 2011, all services were pre-approved by the Audit Committee in accordance with this policy and applicable SEC regulations.

Audit Committee Report

        The Audit Committee reviews the Company's financial reporting process on behalf of the Board. Management has the primary responsibility for the financial statements and the reporting process, including the system of internal controls.

        In this context, the Audit Committee has met and held discussions with management and the independent registered public accounting firm regarding the fair and complete presentation of the Company's consolidated financial statements. The Audit Committee has discussed significant accounting policies applied by Polypore in its financial statements, as well as alternative treatments. Management represented to the Audit Committee that the Company's consolidated financial statements were prepared in accordance with accounting principles generally accepted in the United States of America, and the Audit Committee has reviewed and discussed the consolidated financial statements with management and the independent registered public accounting firm. The Audit Committee discussed with the independent registered public accounting firm matters required to be discussed by Statement on Auditing Standards No. 114, as amended (AICPA, Professional Standards , Vol. 1, AU section 380), as adopted by the Public Company Accounting Oversight Board in Rule 3200T.

        In addition, the Audit Committee reviewed and discussed with the independent registered public accounting firm the auditor's independence from Polypore and its management. As part of that review, the Audit Committee received the written disclosures and letter required by the Ethics and Independence Rule 3526, Communication with Audit Committees Concerning Independence and by all relevant professional and regulatory standards relating to the independent registered public accounting firm's independence from the Company. The Audit Committee also considered whether Ernst & Young LLP's non-audit services to the Company were compatible with the independence requirements and concluded their independence was not compromised by the provision of these services.

        The Audit Committee reviewed and discussed Company policies with respect to risk assessment and risk management. The Audit Committee discussed with the Company's internal auditor and independent registered public accounting firm the overall scope and plans for their respective audits. The Audit Committee meets with the internal auditor and independent registered public accounting firm, with and without management present, to discuss the results of their examinations, the evaluations of the Company's internal controls and the overall quality of the Company's financial reporting.

        In reliance on the reviews and discussions referred to above, the Audit Committee recommended to the Board, and the Board has approved, that the audited financial statements be included in the Company's Annual Report on Form 10-K for the year ended December 31, 2011, for filing with the SEC.

        The Audit Committee has selected the Company's independent registered public accounting firm. Our Board has determined that Messrs. Flynn and Dries are "Audit Committee Financial Experts" under the requirements of the NYSE and the SEC.

        The Audit Committee:

    Frederick C. Flynn, Jr. (Chair)
    William Dries
    Charles L. Cooney

        The Audit Committee Report does not constitute soliciting material, and will not be deemed to be filed or incorporated by reference into any other Polypore filing under the Securities Act of 1933, as amended (the "Securities Act"), or the Exchange Act, except to the extent that the Company specifically incorporates the Audit Committee Report by reference therein.

ITEM 3—Advisory Vote to Approve Named Executive Officer Compensation

        In accordance with Section 14A of the Exchange Act, Polypore asks its stockholders to vote to approve, on an advisory and non-binding basis, the compensation of our Named Executive Officers as disclosed in this Proxy Statement in accordance with SEC rules (frequently referred to as a "say on pay" vote).

        As an advisory vote, this proposal is not binding on Polypore. However, the Board and the Compensation Committee, which is responsible for designing and administering the Company's executive compensation program, value the opinions of Polypore stockholders and will continue to consider the outcome of the vote when making future compensation decisions for the Company's executive officers.

        The affirmative vote of a majority of the shares of Polypore common stock present in person or represented by proxy and entitled to be voted on the proposal at the 2012 Annual Meeting is required for advisory approval of this proposal.

        In requesting stockholder approval of the compensation of our Named Executive Officers, the Board urges stockholders to consider the following factors, many of which are more fully discussed in the "Executive Compensation" section of this Proxy Statement, including the "Compensation Discussion and Analysis," below:

  •
  Polypore's one-, three- and five-year total shareholder returns have significantly outperformed both the Russell 2000 and the S&P Industrial Machinery Index.

  •
  Polypore employs a value-based, "pay-for-performance" philosophy that forms the foundation of all decisions regarding compensation of Polypore's Named Executive Officers.

  •
  The majority of each Named Executive Officer's compensation over time is at risk, based on Company performance, individual performance, or a combination of both.

  •
  Polypore's long-term incentives, issued in the form of option grants, provide compensation to the Named Executive Officers only when the Company's stock price increases above the stock price on the date of the grant, encouraging and rewarding behavior that promotes sustainable growth in stockholder value.

  •
  Polypore's stock ownership guidelines align the financial interests of the Named Executive Officers and the Company's long-term investors.

  •
  Polypore's executive compensation program reflects best practices and is designed to balance risk and reward in relation to the Company's overall business strategy and further align management's interests with the interests of stockholders.

        For these reasons, we are asking for stockholder approval of the compensation of our Named Executive Officers as disclosed in this Proxy Statement in accordance with SEC rules. This vote is not intended to address any specific item of compensation, but rather the overall compensation of our Named Executive Officers and the policies and practices described in this Proxy Statement.

        The Board unanimously recommends a vote FOR the approval of the following non-binding resolution:

        RESOLVED, that the compensation of the Company's Named Executive Officers, as disclosed pursuant to SEC rules, including the "Compensation Discussion and Analysis," compensation tables and narrative discussion is hereby APPROVED.

 2011 COMPENSATION

Executive Compensation

Compensation Committee Report

        The Compensation Committee has reviewed and discussed with management the "Compensation Discussion and Analysis" section of this Proxy Statement. Based on its review and discussions with management, the Compensation Committee recommended to the Board that the "Compensation Discussion and Analysis" be included in this Proxy Statement.

        The Compensation Committee:

    Michael Graff
    David Roberts
    Nick Howley

        The Compensation Committee Report does not constitute soliciting material, and will not be deemed to be filed or incorporated by reference into any other Polypore filing under the Securities Act or the Exchange Act, except to the extent that the Company specifically incorporates the Compensation Committee Report by reference therein.

Compensation Discussion & Analysis

  Significant Compensation Actions During 2011

        During 2011, the Company and the Compensation Committee made the following decisions and took the following actions with respect to the Company's executive compensation program:

  •
  Reviewed the results of the Company's first annual advisory "say on pay" vote held during our 2011 Annual Meeting and determined not to make any significant changes to our compensation program, given the approval of a substantial majority (98.8%) of our stockholders casting votes on the proposal to approve the Named Executive Officer compensation program as described in our 2011 proxy statement.

  •
  Adopted an annual "say on pay" voting frequency in response to the nonbinding vote of our stockholders;

  •
  Received stockholder approval amending and restating the Company's 2007 Stock Incentive Plan, making an additional 3,000,000 shares available for use in grants of incentive compensation;

  •
  Consistent with the stockholder approval of additional shares under the Company's 2007 Stock Incentive Plan, in August the Compensation Committee approved the grant of 1,777,500 options to purchase Company stock at a strike price of $56.98 to key company employees including senior leadership and the Named Executive Officers. The grants are designed to align the interests of the key employees with those of the Company's stockholders through the promotion of long-term equity value growth, to retain key employees, and to incent employee performance. Additional detail on the grants can be found under the heading "Long-Term Equity Compensation" below; and

  •
  Adopted stock ownership guidelines applicable to all members of the Board of Directors and the senior leadership team of the Company. More detail on the stock ownership guidelines can be found under the heading "Stock Ownership Guidelines" below.

  Executive Summary

        For 2011, the Company posted revenues of $763.1 million, Adjusted EBITDA (defined as net income before interest, taxes, depreciation, and amortization, adjusted for foreign exchange rates and other non-recurring charges, including costs of the Company's lawsuit with the Federal Trade Commission, stock-based compensation expense, and loss on disposal of property, plant and equipment) of $250.8 million, and Adjusted EPS of $2.33 per share, representing year-on-year growth of 23.8% in revenues, 35.6% in Adjusted EBITDA, and 70.8% in EPS. The Company achieved these results while making capital investments of over $156 million to expand capacity in order to drive additional growth in revenues and earnings. This performance exceeded the Company's internal projections and targets established at the beginning of 2011.

        The following graph and table compares the total shareholder return of our common stock for the periods indicated with the total return of the Russell 2000 Index and the Standard & Poor's Index of Industrial Machinery Companies ("S&P Industrial Machinery Index"). The graph assumes $100 invested on June 28, 2007 (the date of our initial public offering) in the Company, the Russell 2000 Index and the S&P Industrial Machinery Index. Total return represents stock price changes and assumes the reinvestment of dividends.

	Jun-07	Dec-07	Dec-08	Dec-09	Dec-10	Dec-11
Polypore International , Inc.	100.00	97.06	41.93	66.00	225.90	243.98
Russell 2000	100.00	91.12	60.33	76.73	97.33	93.27
S&P Industrial Machinery Index	100.00	103.17	61.86	86.42	117.49	106.60

        The table below compares the percentage growth of the Company's one-, three-, and five-year total shareholder returns through December 30, 2011, to the return of the Russell 2000 Index and the S&P Industrial Machinery Index over the same periods.

	One Year Return	Three Years Return	Five Years Return(1)
Polypore International , Inc.	8.00%	481.87%	143.98%
Russell 2000	(4.17)%	54.60%	(6.73)%
S&P Industrial Machinery Index	(9.26)%	72.32%	6.60%

(1)
Beginning June 28, 2007, the date of the Company's initial public offering.

        The following chart illustrates the Company's growth in Adjusted EBITDA over the last five years.

Adjusted EBITDA

        Because the Company's annual incentive plan compares achieved Adjusted EBITDA performance against the internal target established by the Compensation Committee for the year, the Company's Adjusted EBITDA affects the annual incentive compensation earned by the Company's employees, including its Named Executive Officers. For 2011, the Company's Adjusted EBITDA was $250.8 million, exceeding the target of $220.7 million. These results led to the Compensation Committee's approval of funding the incentive compensation pool at a rate of 1.5 times target incentive compensation.

        Despite exceeding the performance target for 2011 Adjusted EBITDA, the amount of cash compensation (salary plus short-term incentive compensation) paid to the Company's Named Executive Officers in 2011 decreased compared to 2010, when, because of extraordinary results, the incentive compensation pool was funded at 2.0 times target.

        The primary factor driving the increase in overall compensation in 2011 for the Named Executive Officers was the Company's issuance of stock options under the Company's 2007 Stock Incentive Plan. Although no cash is paid to the Named Executive Officers at the time of the grant, the calculated aggregate grant date fair value of the grant is reported as current compensation. Consistent with the objective of aligning the Named Executive Officers' interests with those of the Company's stockholders, the options are not currently exercisable, vest over a three and one-quarter year period, and yield no value to the Named Executive Officer unless the Company's stock price exceeds $56.98 per share, the stock price as of the date of the grant. Although the number of options issued and the vesting period of the options were reasonably consistent with past grants, the calculated fair value of the options issued, on a per-option basis, was greater compared to past grants primarily because of increases in the Company's share price and the high beta, or volatility, of the Company's stock price.

  Compensation Philosophy

        In addition to the need to attract, motivate, and retain talented executives, our compensation program is specifically designed by the Compensation Committee to incentivize the Named Executive Officers to achieve short- and long-term performance goals consistent with the creation of long-term total stockholder value. With this focus on performance-based compensation, we have historically paid our executives a base salary below the market median but have provided significant annual bonus opportunities to reward operating performance. In addition, we believe that in order to align executives with the long-term goals of our stockholders, we should have competitive long-term equity incentive plans in place. By levering our executive compensation towards at-risk, variable incentives that are often tied to performance metrics, we are continuing to implement a compensation philosophy that is focused on achieving short- and long-term performance and maximizing stockholder value. Our Compensation Committee evaluates our compensation plan annually to establish the appropriate ratio between base salary, short-term annual incentive compensation, and long-term compensation.

  Balancing Risk and Performance

        The Polypore executive compensation program is designed to encourage and reward behavior that promotes sustainable growth in stockholder value and align executives with the long-term goals of our stockholders, while avoiding inappropriate risk-taking and conflicts of interest between the executives and the Company's stockholders. Accordingly, compensation risks are assessed and managed by the Compensation Committee appropriately in the context of our business strategies. To further this objective, the Company has included the following in its compensation program:

  •
  The majority of each executive's total compensation over time is variable and depends on individual performance, Company performance or a combination of both;

  •
  An annual incentive program based on the achievement of Company, business unit, and individual objectives;

  •
  Long-term equity awards in the form of stock options that vest over time, and therefore provide compensation to the executive only when the Company's stock price increases;

  •
  Stock ownership guidelines that align the financial interests of the executives and the Company's long-term investors; and

  •
  A Compensation Committee composed of experienced, engaged and independent directors.

  Stock Ownership Guidelines

        In 2011, the Compensation Committee approved Stock Ownership and Retention Guidelines (the "Stock Ownership Guidelines") to further align the interests of the Company's directors and members of senior leadership with those of the Company's stockholders. By requiring that the directors and executives maintain ownership of Company stock, the Stock Ownership Guidelines encourage and reward behavior that promotes long-term sustainable growth in stockholder value. The Stock Ownership Guidelines apply to all non-employee directors, all members of the Company's senior leadership team (which includes all Named Executive Officers), and any other key employees that the Compensation Committee may identify from time to time (although no key employees other than the senior leadership team have been identified currently). The Stock Ownership Guidelines establish the following target dollar amounts:

Position	Target Dollar Amount
Non-employee Directors	3x annual retainer
Chief Executive Officer	4x annual base salary
Other Senior Leadership Team members and designated key employees	2x annual base salary

        The value of a director's or executive's holdings is based on the average closing price of a share of the company stock on the first ten trading days of each calendar year. If the director's or executive's holdings meet the Target Dollar Amount at the beginning of the calendar year, the director or executive is considered to have met the Target Dollar Amount for the remainder of the year. The Compensation Committee encourages each director or executive to achieve the specified Target Dollar Amount of share ownership within five years of the later of the adoption of the guidelines or his or her appointment or election. Until the director or executive has attained the specified Target Dollar Amount, he or she is required to retain all of the net shares received as a result of the exercise of stock options, payout of performance shares, or vesting of time-based restricted stock. Net shares are those equity award shares that remain after shares are sold or netted to pay any applicable exercise price or taxes. Shares owned directly, shares owned indirectly through a spouse, sibling, or family trust, shares owned through a company sponsored savings plan, and the net value of vested stock options and vested restricted stock are counted as shares owned for purposes of determining whether the Target Dollar Amount has been reached. The Stock Ownership Guidelines apply until each director or executive resigns or retires, except that, for a director or executive who has reached age 60, the Target Dollar Amount is reduced by 10% each year for five years to allow for diversification of the director's or executive's portfolio.

        As of January 1, 2012, all of the Named Executive Officers have attained the applicable Target Dollar Amount. All of the other senior leadership team members have attained the applicable Target Dollar Amount with the exception of Chris McKee, who has five years to achieve the target from January 26, 2012, the date he was appointed as a senior leadership team member. All of the non-employee directors have attained the applicable Target Dollar Amount with the exception of David Roberts, who has five years from October 18, 2011, the date of the adoption of the guidelines, to meet the Target Dollar Amount of the Stock Ownership Guidelines.

  Role of the Compensation Committee

        The Compensation Committee is responsible for determining the Company's compensation and benefit plans generally, and establishes and reviews all compensatory plans and arrangements with respect to the Named Executive Officers. In addition to other meetings throughout the year, the Compensation Committee meets early in each fiscal year to evaluate the achievement of performance goals for the prior fiscal year, set new performance goals for the current fiscal year and consider compensation adjustments. The Compensation Committee also meets periodically to discuss compensation-related matters as they arise during the year.

        In 2010, the Compensation Committee engaged Veritas Executive Compensation Consultants, LLC ("Veritas") to perform a thorough compensation study and review of the Company's base salary, total cash compensation and total direct compensation. For 2011, the Compensation Committee relied primarily on the extensive analysis performed by Veritas in its 2010 compensation study, but did engage Veritas again to review 2011 base salary increases for executives. Veritas provides no other services to Polypore.

        Looking ahead, in 2012 the Compensation Committee plans to engage an independent compensation consultant to perform a detailed study and review of the Company's compensation philosophy and practices. Based on the results of the study and review, the Compensation Committee will consider changes to the Company's compensation practices to further strengthen the correlation between executive compensation and total shareholder return.

  Components of Compensation for 2011

        For 2011, the compensation provided to the Named Executive Officers consisted of the same elements generally available to our non-executive employees, including base salary, annual cash bonus, equity-based compensation and benefits, along with other perquisites provided on a case-by-case basis, each of which is described in more detail below. The mix of cash- and equity-based compensation, as well as the relationship of fixed to performance-based compensation, results in weighting executive compensation more heavily towards non-guaranteed variable incentives.

  Base Salary

        The base salary payable to each Named Executive Officer is intended to provide a fixed component of compensation reflecting the executive's skill set, experience, role and responsibilities. Base salary for our Chief Executive Officer is set by the Compensation Committee effective January 1 of each year and for all other Named Executive Officers effective as of the payroll period closest to April 1 of each year. Our Chief Executive Officer provides recommendations to the Compensation Committee for each Named Executive Officer other than himself. In making his recommendations, the Chief Executive Officer, in conjunction with the Senior Vice President, Human Resources, reviews compensation surveys published by Towers Watson and Mercer and has utilized databases provided by Equilar Inc. in order to have a better understanding of market compensation. In determining base salary for any particular year, the Committee considers, in addition to the Chief Executive Officer's recommendations, individual performance for the prior year, the ratio of fixed compensation to overall compensation, and changes in the cost of living during the prior year. The Committee also considers from time to time whether to engage the services of an independent compensation consultant. As discussed in "Role of the Compensation Committee" above, Polypore engaged Veritas in 2010 to provide a thorough compensation review of the Company's base salary, total cash compensation and total direct compensation. In 2011, Polypore engaged Veritas again solely to review the increases in base salary from 2010 to 2011.

  Annual Incentive Bonuses

        Annual incentive bonuses are intended to compensate executives for achieving our annual financial goals at corporate and business unit levels and for achieving measurable individual annual performance objectives.

        The size of the annual incentive bonus pool is determined by a formula based on achievement of target levels of Company Adjusted EBITDA, but can be adjusted up or down in the discretion of the Compensation Committee based on Company performance. The formula and the target Adjusted EBITDA level are established by the Compensation Committee at the beginning of each calendar year. The Compensation Committee seeks to set the target Adjusted EBITDA level at a challenging, yet achievable figure.

        During its January 2011 meeting, the Compensation Committee established the following funding curve for determination of the size of the annual incentive bonus pool (in $ million) for fiscal year 2011, based on a target Adjusted EBITDA of $220.7 million.

Employee Incentive Plan Funding

        The actual Adjusted EBITDA performance for fiscal year 2011was $250.8 million, in excess of the target Adjusted EBITDA of $220.7 million. Based on the funding curve established at the beginning of 2011, the Compensation Committee met in January 2012 and approved funding the incentive bonus pool at $13.2 million, for a factor of approximately 1.5 times target bonus.

        The size of the annual incentive bonus for each individual Named Executive Officer may be impacted by the Named Executive Officer's performance relative to his individual goals and objectives. At the beginning of each year, the Chief Executive Officer, in consultation with the Compensation Committee and the Named Executive Officer, reviews and approves the goals and objectives for each Named Executive Officer other than himself. These goals vary from year to year, are individualized to each Named Executive Officer's business unit or department, and include both business unit and individual goals. Those metrics include, as applicable to each individual, items such as business unit Adjusted EBITDA, environmental safety and health performance, revenue growth, profitability, cash generation, strategic initiatives, market expansion, people management and development, labor relations, SOX compliance, supply chain management, and customer relations. Shortly after the end of the calendar year, the CEO, in consultation with the Compensation Committee, reviews each Named Executive Officer's performance relative to his individual bonus metrics established at the beginning of the year. The actual bonus amount for each Named Executive Officer is then determined by the Compensation Committee, with input from the CEO for all Named Executive Officers other than himself, based on the relative size of the annual incentive bonus pool as it relates to target, business unit performance relative to the other business units, and the individual Named Executive Officer's performance with respect to his individual goals.

        For 2011, the Compensation Committee established the following targets for Named Executive Officers' annual incentive bonuses. These targets were unchanged from prior years' targets:

Name	Target Bonus (as a percentage of base salary)
Robert B. Toth	100%
Lynn Amos	70%
Josef Sauer	70%
Mitchell J. Pulwer	70%
Phillip Bryson	70%

        Although there is no set formula for determination of the Named Executive Officers' bonus amount, the primary factor in the Compensation Committee's determination is the size of the Company's annual bonus pool, with the secondary factors of relative business unit performance and performance with respect to individual goals being used in the discretion of the Compensation Committee to adjust the size of the individual Named Executive Officer's bonus amount. For 2011, the Compensation Committee approved a funding factor for the annual bonus pool of approximately 1.5 times target. Because of the relative performance of the business segments, the Compensation Committee determined in its discretion to make modest funding adjustments in the size of the individual segment bonus pools.

        For 2011, Mr. Toth's individual performance goal metrics included Adjusted EBITDA, revenue growth, and profitability measured on an enterprise-wide level. Mr. Amos' performance goal metrics included management of capital spending, cash management, SOX compliance, and financial risk management. Mr. Bryson's performance goal metrics included revenue growth, profitability, and market share growth in the Energy Storage—Transportation and Industrial business segment, as well as specific goals related to the progress of a joint venture with the segment's largest customer in China and the completion of an expansion of the segment's Thailand facility. Mr. Pulwer's performance goal metrics included revenue growth, profitability, and market share growth in the Energy Storage—Electronics and EDVs segment, as well as specific goals related to the establishment of the segment's manufacturing facility in Concord, North Carolina, profitability of the segment's Korea facility and growth in the electric drive vehicle market. Mr. Sauer's performance goal metrics included revenue growth, profitability, and market share growth in the Separations Media segment, as well as specific goals related to the growth of the segment's synthetics and healthcare business lines. Based on the results of individual performance against business goals for each of the Named Executive Officers, the Compensation Committee determined in its discretion to make modest adjustments in the individual Named Executive Officers' bonus compensation levels relative their individual targets.

  Long-term Equity Compensation

        To date, all of the long-term equity incentives granted to Named Executive Officers have been in the form of stock options, which we believe provide an effective incentive with respect to Company performance and an effective retention mechanism as a result of the applicable vesting mechanics of the awards. The number of options granted to each executive was determined by the Compensation Committee and was primarily based upon the executive's relative position within the Company as well as the executive's contribution to the Company's operating results and his expected future contribution.

        All outstanding options under the 2006 Stock Option Plan were granted in 2006 and have vested. The vesting of such options was based on the passage of time or upon the satisfaction of annual and cumulative Adjusted EBITDA targets over fiscal years 2006 to 2009. The Compensation Committee also had discretion to allow vesting of options if applicable Adjusted EBITDA targets were not met, which occurred in 2009 after the Compensation Committee considered several factors, including the Company's consistently strong performance over the applicable period as evidenced by the fact that it significantly exceeded the cumulative Adjusted EBITDA target and the Company's strong performance in 2009 despite the difficult economic environment.

        The exercise prices of our stock option grants under the 2006 Stock Option Plan were set at the fair market value of a share of the Company's stock at the time of the grant, with fair market values being determined by the Board using reasonable valuation methodologies in a manner consistent with the requirements of Section 409A of the Code for private company stock, because our common stock was not publically traded on the date of the grant.

        During fiscal year 2007, we adopted our 2007 Stock Incentive Plan to give more flexibility to the Compensation Committee by allowing grants of a wide variety of equity awards to our key employees, directors and consultants, including nonqualified stock options, shares of restricted stock and other awards that are valued by reference to, or otherwise based on, the fair market value of our common stock. In addition, our 2007 Stock Incentive Plan provided greater flexibility to the Compensation Committee in setting vesting schedules of awards. This plan is intended to advance the Company's compensation objectives set forth in the "Compensation Philosophy" section above while giving the Compensation Committee more flexibility in choosing how to achieve our goals. The 2007 Stock Incentive Plan replaced our 2006 Stock Option Plan, and no future grants will be made under the 2006 Stock Option Plan. Option grants were made in 2009 to the Named Executive Officers under the 2007 Stock Incentive Plan that vest a third each year, with the final third vesting on May 29, 2012. The Compensation Committee decided to grant these time-vesting options to increase the likelihood of retention of the Named Executive Officers. No options grants were made to the Named Executive Officers in 2010.

        At the 2011 Annual Meeting, the stockholders approved an amendment and restatement to the 2007 Stock Incentive Plan that, among other things:

  •
  Increased the number of shares of the Company's common stock authorized for issuance under the 2007 Stock Incentive Plan from 1,751,963 to 4,751,963, reflecting an increase of 3,000,000 shares;

  •
  Amended the share counting provisions of the 2007 Stock Incentive Plan so that shares withheld or surrendered in payment of the exercise price of an award or taxes relating to an award cannot be reused under the 2007 Stock Incentive Plan;

  •
  Amended the limit on the maximum number of shares that may be subject to stock options and stock appreciation rights granted to any individual under the 2007 Stock Incentive Plan during a calendar year;

  •
  Added a limit on the maximum number of shares that may be subject to restricted stock and other stock awards granted to any individual under the 2007 Stock Incentive Plan during a calendar year;

  •
  Included a limit on the amount of any cash payment to any individual during a calendar year pursuant to a cash-based performance award under the 2007 Stock Incentive Plan;

  •
  Included provisions to allow the grant of different types of awards intended to qualify as performance-based compensation under Section 162(m) of the Code;

  •
  Provided that stock options generally must have an exercise price no less than the fair market value of the underlying shares on the grant date;

  •
  Established general minimum vesting periods for awards to employees;

  •
  Limited the number of shares that may be covered by awards that do not satisfy the minimum vesting periods to a maximum of 10% of the shares of the Company's common stock authorized for issuance under the 2007 Stock Incentive Plan;

  •
  Added provisions regarding forfeiture and clawback events;

  •
  Prohibited decreasing the exercise price of stock options, or canceling stock options in exchange for cash or another award with an exercise price below the original exercise price, without stockholder approval (except in the case of certain corporate events); and

  •
  Supplemented the provisions regarding Section 409A of the Code.

        In 2011, the Compensation Committee awarded time-vested stock option grants to the Named Executive Officers and other members of senior management of the Company under the amended and restated 2007 Stock Incentive Plan. The number of options granted to senior management members in the 2011 option grant was reasonably consistent with earlier grants. The Compensation Committee determined that the grant of options was advisable at this time to retain and motivate key employees and to align more closely the interests of senior management with those of the company's stockholders. In accordance with the 2007 Stock Incentive Plan, the options were issued with an exercise price equal to the fair market value of the Company's stock on the grant date, have a 10-year term, and vest annually in equal one-third increments beginning on December 1, 2012. The options will be fully vested as of December 1, 2014.

        The Company is required to estimate the fair value of stock options on the grant date for accounting and reporting purposes using an option-pricing model. The calculated aggregate grant date fair value of the stock options granted, as estimated by application of the Black-Scholes option pricing model, is the value that is required to be reported on the Summary Compensation Table, below, in the column titled, "Option Awards." However, because the options are granted with an exercise price equal to the fair market value of the Company's stock on the grant date, the grantee of a stock option will receive value at exercise only if the market value of the Company's stock has increased between the date of the grant and the date of exercise. It is this direct correlation between the market value of the Company's stock and the value of the grantee's stock options that the Compensation Committee believes produces alignment between the interests of the stockholders and the option grantees.

  Perquisites and Other Benefits

        The Named Executive Officers are eligible to receive the same benefits that are available to the majority of the Company's employees, including life, health and disability insurance benefits. We also provide certain additional perquisites to the Named Executive Officers, on a case-by-case basis, including a car allowance, tax preparation services, dues, family travel costs and tax gross-ups related to certain perquisites. We believe that it is necessary to provide such perquisites given the competitive market for talent in our industry and to enhance executive focus and time spent on Company priorities and goals.

  Severance Benefits

        Each of the Named Executive Officers is entitled to receive severance benefits upon certain qualifying terminations of employment, based either on an applicable provision in such executive's employment agreement or pursuant to the terms of our Severance Policy. These severance arrangements are intended to retain executives and provide continuity of management in connection with a threatened or actual change-in-control transaction.

Summary Compensation Table

        The following table shows information regarding the total compensation earned during the fiscal years ended December 31, 2011, January 1, 2011, and January 2, 2010, except for Mr. Bryson, noted below, by our Chief Executive Officer, Chief Financial Officer and three other most highly compensated executive officers who were employed by us as of December 31, 2011, and whose total compensation exceeded $100,000 during that fiscal year. Mr. Bryson's information is for 2011 only, because he first became a Named Executive Officer during 2011.

Name and Principal Position	Year	Salary ($)	Option Awards(1) ($)	Non-Equity Incentive Plan Compensation(2) ($)	All Other Compensation(3) ($)	Total ($)
Robert B. Toth	2011	630,000	13,445,684	950,000	138,275	15,163,959
President, Chief Executive	2010	580,000	—	1,160,000	93,207	1,833,207
Officer and Director	2009	565,000	2,217,050	320,000	97,435	3,199,485
Lynn Amos	2011	304,577	4,302,619	325,000	26,899	4,959,095
Chief Financial Officer	2010	296,385	—	420,000	25,960	742,345
Treasurer and Secretary	2009	289,154	403,100	118,000	25,960	836,214
Josef Sauer(4)	2011	319,353	4,302,619	320,000	89,035	5,031,007
President, Separations Media	2010	296,257	—	418,761	84,939	799,957
	2009	303,343	524,030	130,000	86,564	1,043,937
Mitchell J. Pulwer	2011	292,731	4,302,619	320,000	37,419	4,952,769
President, Energy Storage—	2010	271,616	—	385,000	36,450	693,066
Electronics and EDVs	2009	265,154	524,030	100,000	34,049	923,233
Phillip Bryson	2011	263,692	4,302,619	285,000	32,936	4,884,247
President, Energy Storage—Automotive and Industrial

(1)
Option awards consist of stock compensation expense related to grants made under the Polypore International, Inc. 2007 Stock Incentive Plan. The valuation of these options was based on the grant date fair value of the options calculated pursuant to ASC 718. Assumptions used in the calculation of the option's fair value are included in Note 12 to our consolidated financial statements included in our Annual Report on Form 10-K filed on February 27, 2012.

•
No cash is provided to the option grantee.

•
Valuation of option awards is determined by a formula based primarily on stock volatility influenced by historical stock price appreciation, stock price at date of grant, strike price of the option, and expected term of the option.

•
Grantees receive value for the 2011 grants only if the stock price increases above the strike price of $56.98; the stock price as of December 30, 2011 was $43.99.

•
The number of options granted in 2011 is reasonably consistent with prior grants.

•
Mr. Toth's 2011 grant was 500,000 options; his 2009 grant consisted of 550,000 options; and his 2006 grant consisted of 610,622 options

•
Mr. Amos' 2011 grant was 160,000 options; his 2009 grant consisted of 100,000 options; and his 2006 grant consisted of 166,145 options

•
Mr. Sauer's 2011 grant was 160,000 options; his 2009 grant consisted of 130,000 options; and his 2006 grant consisted of 173,221 options

•
Mr. Pulwer's 2011 grant was 160,000 options; his 2009 grant consisted of 130,000 options; and his 2006 grant consisted of 173,221 options

(2)
Non-equity incentive plan compensation consists of incentive bonuses earned in 2009, 2010 and 2011 under our Employee Incentive Program, which were paid in March 2010, March 2011 and March 2012, respectively.

(3)
All Other Compensation consists of the following items:

•
Mr. Toth—Fiscal year 2011: tax gross-ups of $47,965, financial planning of $21,945, tax preparation fees of $20,755, employer basic and matching 401(k) contributions of $19,600, car allowances of $12,000, life insurance and disability premiums of $9,341 and dues of $6,669.

•
Mr. Amos—Fiscal year 2011: employer basic and matching 401(k) contributions of $19,600, dues of $6,669, tax preparation fees of $350 and tax gross-ups of $280.

•
Mr. Sauer—Fiscal year 2011: life insurance premiums of $63,962, car allowances of $23,551 and statutory savings and vacation allowances of $1,522.

•
Mr. Pulwer—Fiscal year 2011: employer basic and matching 401(k) contributions of $19,600, tax gross-ups of $8,150, dues of $6,669 and financial planning fees of $3,000.

•
Mr. Bryson—Fiscal year 2011: employer basic 401(k) contributions of $19,600, dues of $6,669, tax gross-ups of $5,292 and tax preparation fees of $1,375.

(4)
Mr. Sauer's annual salary was €217,622 in 2009, €222,850 in 2010 and €229,173 in 2011 . Mr. Sauer was compensated in euros. The 2009 compensation amounts shown in the table were translated into U.S. dollars using an exchange rate of $1.3939 per euro, which was the average exchange rate during 2009. The 2010 compensation amounts shown in the table were translated into U.S. dollars using an exchange rate of $1.3294 per euro, which was the average exchange rate during 2010. The 2011 compensation amounts shown in the table were translated into U.S. dollars using an exchange rate of $1.3935 per euro, which was the average exchange rate during 2011.

2011 Grants of Plan Based Awards Table

        This table discloses the potential future payouts under our non-equity incentive plan and grants under our 2007 Stock Incentive Plan.

		Estimated Future Payouts Under Non-Equity Incentive Plan Awards				Estimated Future Payouts Under Equity Incentive Plan Awards
									Exercise or Base Price of Option Awards ($/Sh)
										Grant Date Fair Value of Stock and Option Awards
Name	Grant Date(1)	Threshold ($)(2)	Target ($)(2)		Maximum ($)(2)	Threshold ($)(2)	Target (shares)(2)	Maximum ($)(2)
Robert B. Toth	08/23/11	—	680,000		—	—	500,000	—	56.98	13,445,684
Lynn Amos	08/23/11	—	224,000		—	—	160,000	—	56.98	4,302,619
Josef Sauer	08/23/11	—	217,307	(3)	—	—	160,000	—	56.98	4,302,619
Mitchell J. Pulwer	08/23/11	—	218,400		—	—	160,000	—	56.98	4,302,619
Phillip Bryson	08/23/11	—	199,500		—	—	160,000	—	56.98	4,302,619

(1)
Date of equity award under the 2007 Stock Incentive Plan.

(2)
The Compensation Committee follows the guidelines of the Employee Incentive Plan and 2007 Stock Incentive Plan regarding the setting of target bonus amounts and the conditions under which awards may be granted, as applicable. Neither the Employee Incentive Plan nor the 2007 Stock Incentive Plan provides for threshold or maximum awards to an individual. See "Annual Incentive Bonuses" in the "Components of Compensation for 2011" section of this Proxy Statement for further information regarding the variability of the payouts under the Employee Incentive Program and for how target amounts are determined as a percent of annual base salary.

(3)
Translated into U.S. dollars using an exchange rate of $1.2950, which was the exchange rate as of December 31, 2011.

Outstanding Equity Awards at 2011 Fiscal Year-End

        This table discloses certain information regarding unexercised options outstanding as of our 2011 fiscal year end.

	Option Awards
Name	Number of Securities Underlying Unexercised Options (#) Exercisable	Number of Securities Underlying Unexercised Options (#) Unexercisable		Option Exercise Price ($)	Option Expiration Date
Robert B. Toth	308,134	183,333	(1)	9.94	5/29/19
	—	500,000	(2)	56.98	8/23/21
Lynn Amos	30,392	—		5.24	6/15/16
	66,667	33,333	(1)	9.94	5/29/19
	—	160,000	(2)	56.98	8/23/21
Josef Sauer	49,307	43,333	(1)	9.94	5/29/19
	—	160,000	(2)	56.98	8/23/21
Mitchell J. Pulwer	20,320	—		5.24	6/15/16
	86,667	43,333	(1)	9.94	5/29/19
	—	160,000	(2)	56.98	8/23/21
Phillip Bryson	—	23,333	(1)	9.94	5/29/19
	—	160,000	(2)	56.98	8/23/21

(1)
One-third of the $9.94 options vest each year with the final third vesting on May 29, 2012.

(2)
One-third of the $56.98 options vest each year with the first third vesting on December 1, 2012, the second third vesting on December 1, 2013, and the final third vesting on December 1, 2014. Options are also subject to accelerated vesting upon a change in control.

2011 Option Exercises and Stock Vested

        This table discloses certain information regarding each exercise of stock options during the 2011 fiscal year on an aggregated basis.

	Option Awards
Name	Number of Shares Acquired on Exercise (#)	Value Realized on Exercise ($)
Robert B. Toth	365,000	$20,324,869	(1)
Lynn Amos	30,000	$1,942,800	(2)
Josef Sauer	100,000	$4,507,408	(3)
Mitchell J. Pulwer	70,320	$3,412,091	(4)
Phillip Bryson	46,667	$2,642,611	(5)

(1)
Based on a market price of $52.07 as of March 23, 2011, on which date Mr. Toth exercised 125,000 options with an exercise price of $5.24; a market price of $64.86 as of May 16, 2011, on which date Mr. Toth exercised 80,000 options, with an exercise price of $5.24; a market price of $65.19 as of May 31, 2011, on which date Mr. Toth exercised 80,000 options with an exercise price of $5.24; a market price of $70.00 as of July 14, 2011, on which date Mr. Toth exercised 700 options with an exercise price of $5.24; a market price of $70.00 as of July 19, 2011, on which date Mr. Toth exercised 20,767 options with an exercise price of $5.24 and 14,083 options with an exercise price of $9.94; a market price of $70.00 as of July 20, 2011, on which date Mr. Toth exercised 18,956 options with an exercise price of $9.94; and a market price of $70.00 as of July 21, 2011, on which date Mr. Toth exercised 25,494 options with an exercise price of $9.94.

(2)
Based on a market price of $70.00 as of July 13, 2011, on which date Mr. Amos exercised 30,000 options with an exercise price of $5.24.

(3)
Based on a market price of $52.07 as of March 23, 2011, on which date Mr. Sauer exercised 62,640 options with an exercise price of $5.24 and 37,360 options with an exercise price of $9.94.

(4)
Based on a market price of $47.57 as of January 14, 2011, on which date Mr. Pulwer exercised 25,000 options with an exercise price of $5.24; a market price of $50.90 as of February 7, 2011, on which date Mr. Pulwer exercised 25,000 options with an exercise price of $5.24; and a market price of $64.90 as of June 27, 2011, on which date Mr. Pulwer exercised 20,320 options with an exercise price of $5.24.

(5)
Based on a market price of $65.00 as of May 5, 2011, on which date Mr. Bryson exercised 23,334 options with an exercise price of $9.94; and a market price of $68.13 as of July 1, 2011, on which date Mr. Bryson exercised 23,333 options with an exercise price of $9.94.

Potential Payments Upon Termination or Change in Control

  Employment Agreements

        We are a party to an employment agreement with Mr. Toth, with an initial term that ran until July 6, 2009, and is automatically renewed for successive one year terms thereafter unless and until either party delivers notice of termination within 120 days of the expiration of the then current term. Mr. Toth's salary was $630,000 for 2011. Mr. Toth's salary can be increased (but not decreased) at the discretion of the Board. As of January 1, 2012, Mr. Toth's salary was increased to $680,000. Mr. Toth is also eligible to receive incentive bonus compensation with a target of not less than 100% of his base salary. During the term of Mr. Toth's employment and for a period of two years thereafter, Mr. Toth is subject to customary restrictive covenants including non-compete and non-solicitation covenants and a non-interference covenant with regard to service providers to the Company.

        If Mr. Toth resigns with good reason or is terminated without cause, or his employment term is not extended, in each case including as a result of a change of control, his severance amount will be calculated based on two times his base salary and bonus (with bonus calculated using a 3-year average), to be paid in a lump sum within fifteen business days following the termination of employment. Mr. Toth will also receive the continuation of benefits for him and his covered dependents for 24 months following such termination.

        We are also a party to an employment agreement with Mr. Sauer, with a term that runs until Mr. Sauer's retirement or until terminated by either party, with a required notice period of twelve months. Under the terms of the employment agreement, Mr. Sauer's annual salary was €219,000 during 2009, €224,000 during 2010 and €230,723 during 2011. Mr. Sauer is also eligible to receive incentive bonus compensation with a target of 70% of his base salary. Additionally, we have agreed to provide certain retirement benefits through the purchase of life insurance contracts for Mr. Sauer. In the event that we terminate Mr. Sauer, he will receive a lump sum severance payment equal to his current annual salary.

  Severance Policy

        Each of our executive officers, other than Mr. Toth and Mr. Sauer, participates in our Severance Policy, which provides severance benefits upon certain terminations without cause, including terminations in connection with a merger, consolidation or similar change of control event. The severance benefits consist of one year's base salary, payable at the Company's discretion in a lump sum or bi-weekly as salary continuation for a period of one year, and medical benefits for one year.

  2007 Stock Incentive Plan

        Under our 2007 Stock Incentive Plan, in the event of a change in control the Compensation Committee has the discretion to (i) provide that any outstanding awards that are unexercisable or otherwise unvested may become immediately exercisable and otherwise fully vested, (ii) provide for the termination of an award upon the consummation of the change-in-control and the payment of a cash amount in exchange for the cancellation of an award, and/or (iii) provide for the issuance of substitute awards that will substantially preserve the otherwise applicable terms of any affected award. If an option recipient's employment with the Company is terminated for any reason other than by the Company for Cause (as defined in the 2007 Stock Incentive Plan) or by reason of the option recipient's death or disability, any unvested options shall expire as of the date of such termination and any vested options shall remain exercisable until the earlier of the expiration date of the options or the date that is ninety (90) days after the date of such termination. If an option recipient's employment with the Company terminates by reason of the recipient's death or disability, any unvested options shall expire as of the date of such termination and any vested options shall expire on the earlier of the expiration date of the options or the date that is twelve (12) months after the date of the recipient's death or disability. If an option recipient's employment with the Company is terminated by the Company for Cause, all options (whether or not vested) shall immediately expire as of the date of such termination. As of December 31, 2011, under the 2007 Stock Incentive Plan there were stock options for 3,147,406 shares of common stock outstanding, of which 781,823 were vested. As of March 24, 2012, approximately 3,138,573 shares of common stock are subject to currently outstanding awards and 1,081,511 shares of common stock remain available for future awards.

  Tabular Summary

        The table below reflects the amount of compensation and benefits payable to each Named Executive Officer in the event of (a) termination for cause or without good reason, referred to as a voluntary termination, (b) termination other than for cause or with good reason, referred to as involuntary termination, (c) termination in connection with a change in control, (d) death, or (e) disability. The amounts shown assume that the applicable triggering event occurred on

December 31, 2011, and therefore are estimates of the amounts that would have been paid to the Named Executive Officers upon the occurrence of such triggering event.

Name	Type of Payment	Voluntary Termination ($)	Involuntary Termination ($)		Change in Control(1) ($)		Death ($)		Disability ($)
Robert B. Toth	Cash Severance	—	2,880,000		2,880,000		630,000	(2)	630,000
	Continued Benefits	—	155,980		155,980		26,342		26,342
	Stock Option Acceleration	—	—		6,242,489		—		—
Lynn Amos	Cash Severance	—	307,000		307,000		—		—
	Continued Benefits	—	13,171		13,171		—		—
	Stock Option Acceleration	—	—		1,134,989		—		—
Josef Sauer	Cash Severance	—	298,786	(3)	298,786	(3)	—		98,770
	Continued Benefits	—	—		—		—		—
	Stock Option Acceleration	—	—		1,475,489		—		—
Mitchell J. Pulwer	Cash Severance	—	300,000		300,000		—		—
	Continued Benefits	—	13,171		13,171		—		—
	Stock Option Acceleration	—	—		1,475,489		—		—
Phillip Bryson	Cash Severance	—	268,000		268,000		—		—
	Continued Benefits	—	7,385		7,385		—		—
	Stock Option Acceleration	—	—		794,489		—		—

(1)
The Cash Severance amount listed would be payable only if the Named Executive Officer is terminated as a result of the change in control, which would be considered an involuntary termination. The stock option acceleration benefit was calculated based on the difference between the fair market value of a share of Polypore common stock at December 30, 2011 ($43.99) and the strike price of the unvested options multiplied by the number of unvested stock options held by each executive.

(2)
In the case of death or disability, Mr. Toth, or his estate, is entitled to receive his pro-rated bonus assuming we have achieved our performance targets. Mr. Toth and his dependents are also entitled to continued medical benefits for up to 24 months. Amounts shown assume we have achieved our performance targets, and Mr. Toth was employed until the last day of the fiscal year.

(3)
Amounts translated into U.S. dollars using the December 31, 2011 exchange rate of $1.2950 per Euro. Mr. Sauer is to receive €230,723 in severance upon his termination by the Company. He will also receive €76,270 if he becomes disabled.

Compensation of Non-Employee Directors

Non-Employee Director Compensation

        We pay our non-employee directors (the "Non-Employee Directors") an annual retainer fee of $40,000, plus meeting attendance fees of $2,500 for each regular Board meeting they attend in person; $1,000 for each regular Board meeting they attend by telephone; and $500 for each telephonic Board meeting they attend. In addition, we pay each of our Non-Employee Directors $5,000 per year for each Board committee for which they act as chair, except for the Audit Committee chair who receives $15,000. Except for the restricted stock award described below, such directors can choose to have their compensation paid in the form of either cash or stock.

        In 2011, our Non-Employee Directors other than Messrs. Graff and Roberts received restricted stock awards of $40,000 each. Messrs. Graff and Roberts received restricted stock awards of $20,000 each, representing the pro-rated value of the restricted stock based on their service as a Non-Employee Director for half of the year. The restricted stock will vest in equal one-third increments over a period of three years. We also may from time to time grant our Non-Employee Directors options to purchase shares of our common stock in amounts and upon terms to be determined by the Board. No such options were granted in 2011. Beginning in 2012, the Board of Directors has approved increasing the restricted stock grant to our Non-Employee Directors to $60,000 per year.

        Other than Non-Employee Directors, we do not compensate our directors for serving on the Board or any of its committees. We do, however, reimburse each member of the Board for out-of-pocket expenses incurred in connection with attending Board and Board committee meetings.

        For 2011, the Board of Directors approved compensating Mr. Kruse as a Non-Employee Director as a result of his no longer being associated with Warburg Pincus effective January 1, 2011. As of June 8, 2011, Warburg Pincus divested all of its remaining shares of the Company, with the exception of 3,740 shares which it sold by August 8, 2011. At the July 27, 2011 meeting of the Board of Directors, the Board determined to compensate Mr. Graff as a Non-Employee Director, given that he had agreed to remain a Director even though Warburg Pincus was no longer a controlling entity of the Company.

        The following table shows information regarding the compensation earned by our Non-Employee Directors during the fiscal year ended December 31, 2011. Mr. Toth did not receive compensation for his service as director. Mr. Toth's compensation as an executive officer of the Company is fully reflected in the Summary Compensation Table above.

2011 Director Compensation Table

Name(1)	Fees Earned or Paid in Cash ($)		Stock Awards ($)(2)	Total ($)
Charles L. Cooney	46,500	(3)	40,000	86,500
William Dries	51,500	(4)	40,000	91,500
Frederick C. Flynn, Jr.	64,000	(5)	40,000	104,000
Michael Graff	26,000	(6)	20,000	46,000
W. Nicholas Howley	49,000	(7)	40,000	89,000
Kevin Kruse	51,500	(8)	40,000	91,500
David A. Roberts	25,500	(9)	20,000	45,500

(1)
This table does not include Mr. Toth, who is an employee of the Company, or Mr. Barr, who is affiliated with Warburg Pincus. Mr. Barr resigned from the Board of Directors effective July 11, 2011.

(2)
Consists of restricted stock awards under the Polypore International, Inc. 2007 Stock Incentive Plan. The valuation of these shares was based on the grant date fair value of the shares calculated pursuant to ASC 718. See Note 12 to our consolidated financial statements included in our Annual Report on Form 10-K filed on February 27, 2012 for additional information about the 2007 Stock Incentive Plan.

(3)
Fees for Professor Cooney consisted of $40,000 annual retainer and $6,500 in meeting attendance fees.

(4)
Fees for Mr. Dries consisted of $40,000 annual retainer and $11,500 in meeting attendance fees.

(5)
Fees for Mr. Flynn consisted of $40,000 annual retainer, $15,000 Audit Committee chair fee and $9,000 in meeting attendance fees.

(6)
Fees for Mr. Graff consisted of $20,000 retainer for the second half of 2011 and $6,000 meeting attendance fees.

(7)
Fees for Mr. Howley consisted of $40,000 annual retainer and $9,000 in meeting attendance fees.

(8)
Fees for Mr. Kruse consisted of $40,000 annual retainer and $11,500 in meeting attendance fees.

(9)
Fees for Mr. Roberts consisted of $20,000 retainer for the second half of 2011 and $5,500 in meeting attendance fees.

 REQUIREMENTS, INCLUDING DEADLINES, FOR SUBMISSION OF
PROXY PROPOSALS, NOMINATION OF DIRECTORS
AND OTHER BUSINESS OF STOCKHOLDERS

        If a stockholder wants to include a proposal in our Proxy Statement and form of proxy for presentation at our 2013 Annual Meeting of Stockholders, the proposal must be provided in the manner set forth in SEC Rule 14a-8 and received by us at our principal executive offices at 11430 N. Community House Road, Suite 350, Charlotte, North Carolina 28277-1591 by December 10, 2012. The proposal should be sent to the attention of the Secretary of the Company.

        Our Bylaws provide certain procedures that a stockholder must follow to nominate persons for election as directors or to introduce an item of business at an Annual Meeting of Stockholders outside of SEC Rule 14a-8 (and therefore not for inclusion in our proxy materials for such Annual Meeting of Stockholders). These procedures provide that nominations for director nominees or an item of business to be introduced at an Annual Meeting of Stockholders must be submitted in writing to the Secretary of the Company at our principal executive offices. We must receive the notice of your intention to introduce a nomination or to propose an item of business at our 2013 Annual Meeting of Stockholders between February 8, 2013 and March 10, 2013; except that in the event that the 2013 Annual Meeting is held before April 9, 2012 or after July 8, 2012, we must receive your notice no earlier than the 90th day prior to the 2013 Annual Meeting date and not later than the close of business on the later of (a) the 60th day prior to the 2013 Annual Meeting date, and (b) the 10th day following the day we announce the date of the 2013 Annual Meeting.

        The chairman of the 2013 Annual Meeting may refuse to allow the transaction of any business, or to acknowledge the nomination of any person, not made in compliance with the foregoing procedures.

        The Board is not aware of any matters that are expected to come before the 2012 Annual Meeting other than those referred to in this Proxy Statement. If any other matter should come before the 2012 Annual Meeting, the Company intends to vote the proxies in accordance with their best judgment.

        Whether or not you plan to attend the 2012 Annual Meeting, please vote.    No postage is required for mailing in the United States if you vote by mail using the enclosed prepaid envelope.

DIRECTIONS TO MEETING LOCATION

Driving Directions From the Airport:

        Take the airport freeway to Billy Graham Parkway South (you will exit to your right) and continue approximately 8 miles. Take I-77 South to I-485 East, take Exit 61 Johnston Road and turn right onto Johnston Road. Turn right onto John J Delaney then right onto Brixham Hill Avenue. Ballantyne Business Center is located in the Hixon building located in the middle building of the three building court at the end of the drive (13850 Ballantyne Corporate Place).

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS OF

POLYPORE INTERNATIONAL, INC.

11430 NORTH COMMUNITY HOUSE ROAD, SUITE 350

CHARLOTTE, NORTH CAROLINA 28277

2012 ANNUAL MEETING OF STOCKHOLDERS

The undersigned hereby appoints LYNN K. AMOS and JOHN J. O’MALLEY, and each of them, as proxy holders with full power of substitution, to represent and to vote on behalf of the undersigned all of the stock of Polypore International, Inc. that the undersigned is entitled to vote at the Annual Meeting of Stockholders to be held on May 9, 2012 and at any adjournments or postponements thereof, with all powers the undersigned would possess if present, with respect to the following:

(Continued and to be signed on the reverse side)

ANNUAL MEETING OF STOCKHOLDERS OF

POLYPORE INTERNATIONAL, INC.

May 9, 2012

Please mark, sign, date and mail

your proxy card in the

envelope provided as soon

as possible.

Please detach along perforated line and mail in the envelope provided

THE BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR ALL NOMINEES” ON ITEM 1, AND “FOR” ITEMS 2 AND 3.

PLEASE MARK, SIGN, DATE AND RETURN PROMPTLY IN THE ENCLOSED ENVELOPE.  PLEASE MARK YOUR VOTE IN BLUE OR BLACK INK AS SHOWN HERE ☒

1. Election of Class II Directors:

☐    FOR ALL NOMINEES

☐    WITHHOLD AUTHORITY FOR ALL NOMINEES

☐    FOR ALL EXCEPT (see instructions below)

Nominees:

☐    William Dries

☐    Frederick C. Flynn, Jr.

☐    Michael J. Chesser

INSTRUCTIONS:	To withhold authority to vote for any individual nominee(s), mark “FOR ALL EXCEPT” and fill in the box next to each nominee you wish to withhold, as shown here ☒

2. Ratification of Ernst & Young LLP as Independent Registered Public Accounting Firm:

☐	FOR	☐	AGAINST	☐	ABSTAIN

3. Advisory vote to approve named executive officer compensation:

☐	FOR	☐	AGAINST	☐	ABSTAIN

In their discretion, the proxies are authorized to vote upon such other business as may properly come before the 2012 Annual Meeting of Stockholders and any adjournment or postponement thereof.  This proxy, when properly executed, will be voted in the manner directed herein by the undersigned.  If signed and no direction is given for any item, this Proxy will be voted “FOR ALL NOMINEES” on item 1, “FOR” items 2 and 3, and with respect to any other business as may properly be brought before the 2012 Annual Meeting of Stockholders and any adjournments thereof, in accordance with the judgment of the person or persons voting on such matter or matters.  Please return your executed form as soon as possible in the envelope provided to Continental Stock Transfer & Trust Company, 17 Battery Place, New York, New York 10004.

PLEASE MARK, SIGN, DATE AND RETURN THIS PROXY CARD PROMPTLY USING THE ENCLOSED ENVELOPE.

Signature	Date	Signature (if held jointly)	Date

Note       Please sign exactly as your name or names appear on this Proxy.  When shares are held jointly, both holders should sign.  When signing as executor, administrator, attorney, trustee or guardian, please give full title as such.  If the signer is a corporation, please sign in full corporate name by a duly authorized officer, giving full title as such.  If the signer is a partnership, please sign in partnership name by an authorized person.

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